Exhibit 10.105

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

BETWEEN

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

a corporation organized and existing under the laws of the State of Massachusetts

AS SELLER

and

KBSIII 201 SPEAR STREET, LLC,

a Delaware limited liability company

AS BUYER

For

201 Spear Street

San Francisco, California

October 29, 2013

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EXHIBITS:
EXHIBIT A	Description of the Real Property
EXHIBIT B	Form of Grant Deed
EXHIBIT C	Form of Bill of Sale, Assignment and Assumption
EXHIBIT D	Form of Tenant Notice Letter
EXHIBIT E	Form of Tenant Estoppel Certificate
EXHIBIT F	Schedule of Leases and Licenses
EXHIBIT G	Schedule of Service Contracts
EXHIBIT H	Leasing Costs
EXHIBIT I	Form of Contractor’s Certificate
EXHIBIT J	Form of Proforma Title Policy

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INDEX

Page(s)

Additional Rents	10
Adviser	34
Adviser Employee	30
Agreement	1
Anti-Terrorism Order	24
Approved Estoppels	17
Bill of Sale	5
Broker	32
Business Day	34
Buyer	1
Buyer Default	18
Buyer’s Contingency Period	14
Buyer’s Deal Costs	21
Cancellation Costs	6
Closing	3
Closing Deadline	3
Deposit	2
Destroyed or Substantially Damaged	35
Documents	21
Due Diligence Termination Notice	16
Effective Date	1, 2
Escrow	3
Escrow Holder	3
Estoppel Deadline	17
Excluded Hazardous Substances	26
Execution Date	1
Existing Survey	13
First Deposit	2
First Extension Right	4
Fourth Deposit	4
Grant Deed	4
Hazardous Substance	27
Independent Consideration	3
Intangible Personal Property	2
Leases	1
Leasing Costs	9
Management Committee Approval	36
Manager	14
Natural Hazard Expert	18
Negotiated Agreements	22
Non-Foreign Tax Status Certificate	5
Opening of Escrow	3

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Permitted Disclosure Parties	21
Prepared Estoppels	16
Prior Inspection Notice	14
Proforma Policy	14
Property	1
Property Agreements	15
Purchase Price	2
Real Property	1
REIT	33
Released Parties	26
Rule 3-14 Audit	36
Second Deposit	2
Second Extension Right	4
Security Deposits	2
Seller	1
Seller Default	6
Seller Parties	22
Seller Termination Date	36
Seller Termination Notice	36
Seller’s Warranties	23
Service Contracts	2
SNDA’s	17
Survey	13
Survival Period	30
Tangible Personal Property	1
Taxes	7
Tenant Estoppel Condition	17
Tenant Notice	5
Tenant Receivables	8
Third Deposit	4
Title Company	13
Title Documents	13
Title Policy	14
Unbilled Tenant Receivables	8
Uncollected Delinquent Tenant Receivables	8
Updated Survey	13

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PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

This Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) is made as of October 29, 2013 by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Massachusetts (“Seller”), and KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company (“Buyer”). This Agreement shall be effective (the “Effective Date”) when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with the Escrow Holder (as defined below). Escrow Holder is hereby instructed to immediately notify each party to this Agreement of the Effective Date. In addition, each signatory of this Agreement on behalf of Buyer and Seller shall insert the date on which he or she signs this Agreement. The last date so inserted shall be the “Execution Date.”

Buyer and Seller hereby agree as follows:

1.        Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to buy from Seller the following property (collectively, the “Property”):

(a)        that certain real property located in the City of San Francisco, County of San Francisco, State of California, known as 201 Spear Street, San Francisco, California and more particularly described in Exhibit A attached hereto, together with all easements, hereditaments and appurtenances thereto and all improvements (the “Improvements”) situated thereon (collectively, the “Real Property”).

(b)        All of Seller’s right, title and interest, in and to the leases affecting the Property, a list of which is attached hereto as Exhibit F, including without limitation any leases executed in accordance with this Agreement after the Effective Date, including all amendments and modifications to the Leases and all guaranties ensuring performance of the obligations under the Leases (collectively, the “Leases”);

(c)        All of Seller’s right, title and interest, if any, in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, (excluding cash) owned by Seller and now or hereafter located or used in connection with the operation, ownership or management of the Real Property but specifically excluding any items of personal property owned by (i) tenants that are on the Real Property (ii) third parties and leased to Seller, or (iii) Seller’s property manager (collectively, the “Tangible Personal Property”), provided that the personal computer which contains the software for the operation of the elevators at the Property shall constitute Tangible Personal Property hereunder and shall be conveyed to Buyer at Closing (and with the exception of the foregoing, Seller confirms to Seller’s knowledge that the property manager for the Real Property does not own any other personal property used in the operation or management of the Real Property).

(d)        All of Seller’s right, title and interest, if any, in all intangible personal property related to the Real Property, including, without limitation, contracts related to the construction, operation and management of the Real Property, if any, a list of which is attached hereto as Exhibit G (collectively, the “Service Contracts”) (but Seller’s right, title and interest therein shall only be assigned to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to this Agreement), all licenses, blueprints, maps, drawings, plans and specifications and governmental permits and approvals, and to the extent assignable, guaranties and warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Real Property and all right, title and interest of Seller, if any, in and to any websites, trade names or domain names relating specifically to the Property (collectively, the “Intangible Personal Property”); and

(e)        All of Seller’s right, title and interest in and to all refundable security deposits of Tenants of the Real Property to the extent delivered by Tenants under the terms of their Leases and not previously applied or refunded by Seller or its predecessors (collectively, the “Security Deposits”).

2.        Purchase Price.     The purchase price for the Property (the “Purchase Price”) shall be One Hundred Twenty-One Million Dollars ($121,000,000).

3.        Method of Payment of Purchase Price.     The Purchase Price shall be paid by Buyer to Seller at the Closing (as that term is defined in Section 4.3, below). Buyer shall make the following deposits into the Escrow (as defined in Section 4.1, below):

3.1        First Deposit.     Within one (1) Business Day after the parties’ mutual execution and delivery of this Agreement, Buyer shall deposit into the Escrow the sum of One Million and No/100ths Dollars ($1,000,000.00) (the “First Deposit”), which sum may be delivered to and retained by Seller as liquidated damages pursuant to Section 9 below.

3.2        Second Deposit.     Within one (1) business day after the parties’ mutual execution and delivery of this Agreement, and provided that neither Seller nor Buyer has elected to terminate this Agreement pursuant to the terms of this Agreement and cancel the Escrow created pursuant hereto pursuant to the terms of this Agreement, Buyer shall deposit into the Escrow the sum of Nine Million and No/100ths Dollars ($9,000,000.00) (the “Second Deposit”), which sum (together with the First Deposit) will be held pursuant to the terms of this Agreement, including, without limitation, for application to the Purchase Price upon the Closing or retention by Seller as liquidated damages pursuant to Section 9 below. The First Deposit and the Second Deposit (collectively, the “Deposit”), together with all interest earned thereon while held in the Escrow, will be applied to the Purchase Price upon the Closing, and is subject to refund to Buyer, or retention by Seller, on the terms and conditions provided in this Agreement. Time is of the essence for the delivery of the First Deposit or the Second Deposit under this Agreement. Accordingly, the failure of Buyer to timely deliver to Escrow Holder the First Deposit or the Second Deposit shall (unless otherwise agreed in writing by Seller and Buyer) serve to immediately terminate this Agreement as of the date the applicable portion of the Deposit was required to be delivered hereunder. In the event of such deemed termination, the portion of the Deposit previously delivered, less the amounts, if any, payable by Buyer upon such termination in accordance with the terms of Section 4.6(a) of this Agreement, shall be returned to Buyer by the Escrow Holder, and thereafter neither Seller nor Buyer shall have any remaining rights or obligations hereunder except for those obligations which are expressly stated hereunder as obligations which survive the termination hereof.

3.3        Cash at Closing.     The balance of the Purchase Price, together with Buyer’s share of all closing costs and any net prorations charged to Buyer, shall be placed into the Escrow by wire transfer of immediately available funds or in other good funds acceptable to the Escrow Holder sufficiently in advance of Closing so as to permit Escrow Holder to close the Escrow on the date and within the time period required by this Agreement.

3.4        Independent Consideration.     Notwithstanding any provision set forth in this Agreement, One Hundred Dollars ($100.00) of the First Deposit shall be non-refundable in all events at any time prior to the Closing (the “Independent Consideration”). The Independent Consideration shall be applicable to the Purchase Price at Closing. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events, and shall be paid to Seller separate from the Deposit.

4.        Escrow.

4.1        Opening; Joint Instructions.     Upon the execution and delivery of this Agreement, Buyer and Seller shall open an escrow (the “Escrow”) with Stewart Title Guaranty Company (the “Escrow Holder”), whose address is Stewart Title Guaranty Company, National Title Services, One Washington Mall, Suite 1400, Boston, MA 02108 , Attention: Andrew C. Turbide, Esq., Underwriting Counsel [phone (617) 933-2421, e-mail: aturbide@stewart.com]. The purchase and sale of the Property shall be completed through the Escrow. This Agreement, together with the provisions of the additional instructions described in Section 4.2, shall constitute joint escrow instructions to the Escrow Holder in connection with the Escrow. The “Opening of Escrow” shall be deemed to occur when Escrow Holder has received counterparts of this Agreement signed by Buyer and Seller, and Escrow Holder has signed and delivered to Seller and Buyer the “Joinder by Escrow Holder” set forth below the Buyer and Seller signature blocks below.

4.2        Additional Instructions.     If required by Escrow Holder, Buyer and Seller further agree to execute Escrow Holder’s usual form of supplemental escrow instructions for transactions of this type as Escrow Holder may reasonably request and as are reasonably acceptable to Buyer and Seller and as are not inconsistent with the provisions of this Agreement; provided, however, that such supplemental escrow instructions shall be for the purpose of implementing this Agreement, and such instructions shall incorporate this Agreement by reference and shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Buyer and Seller.

4.3        Closing Deadline.     The Grant Deed (as that term is defined in Section 4.4, below) shall be recorded (the “Closing”) and the Escrow shall close on the later of Wednesday, November 13, 2013 (the “Closing Deadline”), or upon such later date to which the Closing Deadline is specifically extended pursuant to the express terms of this Agreement. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date.” Time is specifically of the essence as to the Closing Deadline, and the Closing Deadline shall not be extended except by the mutual written agreement of Buyer and Seller.

Buyer shall have the right (“First Extension Right”) to extend the Closing Deadline to Tuesday, December 3, 2013, provided that prior to 4:00 p.m., Pacific time, on Friday, November 8, 2013 (a) Buyer shall deliver to Seller and Escrow Holder written notice confirming Buyer’s election to exercise its First Extension Right hereunder, and (b) Buyer shall have deposited into Escrow the sum of $2,500,000.00 (the “Third Deposit”). The Third Deposit, together with all interest earned thereon while held in the Escrow, shall be non-refundable and a part of the Deposit hereunder when made, and shall be held pursuant to the terms of this Agreement, including, without limitation, for application to the Purchase Price upon the Closing or retention by Seller as liquidated damages pursuant to Section 9 below. Time is of the essence in the delivery of the Third Deposit, and the failure of Buyer to timely deliver the Third Deposit shall render the First Extension Right null and void.

In addition, if Buyer properly exercises the First Extension Right, Buyer shall also have an additional right (“Second Extension Right”) to extend the Closing Deadline to Wednesday, December 18, 2013, provided that prior to 4:00 p.m., Pacific time, on Monday, November 25, 2013 (a) Buyer shall deliver to Seller and Escrow Holder written notice confirming Buyer’s election to exercise its Second Extension Right hereunder, and (b) Buyer shall have deposited into Escrow the sum of $2,500,000.00 (the “Fourth Deposit”). The Fourth Deposit, together with all interest earned thereon while held in the Escrow, shall be non-refundable and a part of the Deposit hereunder when made, and shall be held pursuant to the terms of this Agreement, including, without limitation, for application to the Purchase Price upon the Closing or retention by Seller as liquidated damages pursuant to Section 9 below. Time is of the essence in the delivery of the Fourth Deposit, and the failure of Buyer to timely deliver the Fourth Deposit shall render the Second Extension Right null and void. It is further agreed, notwithstanding anything to the contrary contained herein, that if Buyer exercises its Second Extension Right as set forth above, Seller shall have the unilateral right to extend the Closing Deadline to Tuesday, January 7, 2014, by providing written notice to Buyer and Escrow Holder by no later than 4:00 p.m., Pacific time, on Wednesday, November 27, 2013.

4.4        Closing Deliveries.

4.4.1     Deliveries by Seller.     Seller shall deliver to the Escrow Holder, no later than one (1) Business Day prior to the Closing, the following documents:

(a)        A deed to the Property, in the form of Exhibit B attached hereto, duly executed and acknowledged by Seller and in recordable form (the “Grant Deed”). The parties agree that any Preliminary Change of Ownership form filed shall be executed by Massachusetts Mutual Life Insurance Company as Seller;

(b)        A certificate of non-foreign tax status which satisfies the requirements of Section 1445 of the Internal Revenue Code, and a California Form 593-C, both in the form prepared by Seller and duly executed by Seller’s authorized signatory, and confirming that no withholding is required (collectively, the “Non-Foreign Tax Status Certificate”).

(c)        Two original counterparts of a Bill of Sale, Assignment and Assumption in the form of Exhibit C duly executed by Seller (the “Bill of Sale”).

(d)        A notice in the form of Exhibit D (“Tenant Notice”), duly executed by Seller, which shall be duplicated by Buyer and delivered by Buyer to each tenant within five (5) days after the Closing, informing the tenant of the change of ownership of the Property and a transfer of such tenant’s security deposit (if any) to such new owner. Buyer shall promptly provide to Seller all necessary information regarding the Buyer required to complete the Tenant Notices.

(e)        Any other documents or instruments called for hereunder, or as may be necessary to comply with Seller’s obligations under this Agreement, to be executed or delivered by Seller that have not previously been delivered by Seller to Escrow Holder.

(f)        A certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 12.1 hereof to reflect any changes therein including, without limitation, any changes resulting from actions under Section 11 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent. If, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

(g)        An Owner’s Affidavit in a form reasonably acceptable to Title Company as may be required by the Title Company in order to enable the Title Company to issue the Title Policy (as such term is defined in Section 5.2 below).

4.4.2     Deliveries by Buyer.   Buyer shall deliver to Escrow Holder prior to the Closing (sufficiently in advance to permit a timely Closing), the following:

(a)        Cash or other good funds sufficient to pay the Purchase Price (less the amount of the Deposit previously paid by Buyer), the closing costs and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow.

(b)        Two (2) original counterparts of the Bill of Sale duly executed by Buyer.

(c)        Any other documents or instruments called for hereunder to be executed or delivered by Buyer, or as necessary to comply with Buyer’s obligations under this Agreement, that have not previously been delivered by Buyer to Escrow Holder.

4.5          Actions at Closing.    At the Closing, and when Buyer and Seller have satisfied their respective Closing obligations and satisfied or waived their respective Closing obligations as set forth herein, Escrow Holder shall do the following:

(a)        Cause the Grant Deed to be recorded in the Official Records of San Francisco County, California (provided that the Grant Deed shall be recorded without disclosing the amount of documentary transfer tax, which documentary transfer tax shall be shown on a separate statement filed with the San Francisco County Recorder).

(b)        Deliver to Seller the balance of the Purchase Price less Seller’s share of prorations and the costs of Escrow, to the place and in the manner specified by Seller in separate instructions to Escrow Holder.

(c)        Irrevocably commit to deliver to Buyer the Title Policy in accordance with the terms of Section 5.2, below.

(d)        Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate, including, without limitation, one (1) fully executed original of the Bill of Sale to each of Seller and Buyer. If necessary, Escrow Holder is authorized to insert the Closing Date in any applicable blanks in the Closing documents.

4.6          Cancellation of Escrow.

(a)        In the event of a Buyer Default (as that term is defined in Section 9.1, below) Seller shall have the right to cancel the Escrow by written notice to Buyer and the Escrow Holder, and upon such cancellation all costs of cancellation of the Escrow, including without limitation the cost of the preliminary title report furnished to Buyer pursuant to Section 5.1, below (collectively, the “Cancellation Costs”), shall be paid by Buyer. In the event of such cancellation of the Escrow following a Buyer Default, the provisions of Section 9.1, below, shall apply, and the Deposit shall be paid to Seller as liquidated damages.

(b)        In the event that the Closing does not occur at the time and in the manner provided in this Agreement due to the failure of Seller to sell the Property to Buyer when it is obligated to do so under the terms of this Agreement (“Seller Default”), then provided that Buyer has delivered to Seller written notice of such Seller Default and provided Seller has failed to cure such Seller Default within one (1) Business Day following notice of such Seller Default, Buyer shall have the right to cancel the Escrow by written notice to Seller and the Escrow Holder, and upon such cancellation the Cancellation Costs shall be paid by Seller and the Deposit shall be refunded to Buyer, and the terms of Section 9.2 below shall apply.

(c)        In the event that the Closing does not occur at the time and in the manner provided in this Agreement for any reason other than Buyer Default or Seller Default, either Buyer or Seller may cancel the Escrow by written notice to the Escrow Holder and the other, and upon such cancellation the Cancellation Costs shall be divided equally between Buyer and Seller, and the Deposit shall be refunded to Buyer.

(d)        Upon any cancellation of the Escrow, all instruments and documents deposited into the Escrow shall be returned to the parties who deposited the same.

4.7          Closing Costs.    The costs incidental to the Closing shall be paid as follows:

(a)        Seller shall pay:    (i) the cost of the preliminary title report furnished to Buyer pursuant to Section 5.1 below; (ii) the premium for the CLTA standard coverage policy of title insurance obtained pursuant to Section 5.2 below (provided that if Buyer elects to obtain an ALTA extended coverage policy of title insurance pursuant to Section 5.2 below, Buyer shall pay the additional premium for such policy over the premium for a standard coverage owner’s CLTA policy); (iii) the county and city documentary transfer taxes on the Grant Deed; and (iv) one-half (1/2) of the Escrow Holder’s fees in connection with the Escrow.

(b)        Buyer shall pay (or if previously paid by Seller, reimburse through escrow): (i) the cost of recording the Grant Deed; (ii) one-half (1/2) of the Escrow Holder’s fees in connection with the Escrow, (iii) the incremental cost for ALTA title insurance coverage, if Buyer elects to obtain coverage in addition to that provided by a standard coverage owner’s CLTA policy), and any endorsements to the Title Policy (if requested by Buyer); and (iv) the cost of the Updated Survey (as defined in Section 5.1. Buyer shall pay all costs associated with any financing Buyer obtains with respect to the Property.

(c)        Buyer and Seller shall each pay their own legal fees and other incidental expenses incurred in connection with the transaction contemplated by this Agreement.

(d)        Any other costs or expenses in connection with the transaction contemplated by this Agreement shall be apportioned in the manner customary in San Francisco County, California.

4.8          Prorations.  At Closing, all items of income and expense with respect to the Property and payable to or by the owner of the Property shall be prorated as of the Closing Date (based on periods to which they relate and are applicable, and regardless when payable). In addition, the following shall apply to such prorations:

(a)        If real and personal ad valorem taxes (“Taxes”) for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any real property taxes and assessments arising out of the sale of the Real Property to Buyer (or its assignee) or a subsequent sale or change in ownership thereafter, and/or arising out of any construction pertaining to the Real Property following the Closing, shall be paid by Buyer when assessed. Seller shall receive a credit for any Taxes paid by Seller and applicable to any period after the Close of Escrow. Buyer shall receive a credit at Closing in the amount of all accrued but unpaid Taxes applicable to the Property that relate to the period prior to the Close of Escrow.

(b)        Buyer shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall endeavor to have all utility meters read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

(c)        Rents due from tenants under Leases and expenses payable by tenants under Leases (collectively, “Tenant Receivables”) which have been received by Seller prior to the Closing Date shall be prorated between the parties on a per diem basis and Buyer shall be entitled to a credit for the amount of any Tenant Receivables actually received by Seller prior to the Closing Date and attributable to the period from and after the Closing Date. No proration shall be made at Closing for delinquent Tenant Receivables. After Closing, Tenant Receivables shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows: Buyer shall apply rent and other income received from tenants under Leases after Closing in the following order of priority: (i) first, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Buyer; (ii) second, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Buyer and Seller as of the Closing Date as set forth in Section 4.8 hereof (with Seller’s portion thereof to be delivered to Seller); (iii) third, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing (collectively, “Unbilled Tenant Receivables”), which amount shall be delivered to Seller; and (iv) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, “Uncollected Delinquent Tenant Receivables”), which amount shall be delivered to Seller. Notwithstanding the foregoing, following the expiration of the six (6) month period immediately following the Closing, Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one (1) year after the expiration of such 6-month period without prejudice to Seller’s rights or Buyer’s obligations hereunder; provided, however, Seller shall have no right to cause any such tenant to be evicted or to exercise any other “landlord” remedy (as set forth in such tenant’s Lease) against such tenant other than to sue for collection. Any sums received by Buyer to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Buyer shall remit to Seller any such sums received by Buyer to which Seller is entitled within ten (10) Business Days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys’ fees, court costs and disbursements, if any. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Buyer that portion of the monies so received by Seller to which Buyer is entitled within ten (10) Business Days after receipt thereof. With respect to Unbilled Tenant Receivables, Buyer covenants and agrees to bill the same when billable for a period of six (6) months after the Closing Date. The provisions of this subsection 4.8(c) shall survive the Closing.

(d)        Security Deposits (as defined in Section 1(e) above), to the extent in the form of cash, shall be credited to the Purchase Price at Closing. All non-cash Security Deposits, such as certificates of deposit or letters of credit, shall not be prorated but shall be assigned to Buyer to the extent assignable. To the extent such non-cash Security Deposits are not assignable, as a covenant which shall survive the Closing, Seller shall cooperate with Buyer and the applicable tenants in order to release security interests in certificates of deposit, return original letters of credit, and take similar actions to permit Buyer to obtain directly from such tenants new security interests in certificates of deposit, replacement letters of credit, and the like. With respect to any security deposit which is evidenced by a letter of credit that is assignable, Seller shall (i) deliver to Buyer at Closing such original letter of credit, and (ii) execute and deliver at Closing such other instruments as the issuer of such letter-of-credit shall reasonably require in order to cause the named beneficiary under such letter-of-credit to be changed to Buyer. If and to the extent such transfer fees are not paid by the Tenant under the Lease for which the letter of credit has been posted, Buyer shall pay or shall credit to Seller an amount equal to all transfer fees required to be paid in connection with the transfer of any letters of credit to Buyer as provided in this Section 4.8(d).

(e)        Utilities and operating expenses shall be prorated as of the date of Closing (based on periods to which they relate and are applicable, and regardless of when payable).

(f)        Seller agrees to pay or discharge at or prior to Closing all brokerage commissions, costs for tenant improvements, legal fees and other costs and expenses (collectively, “Leasing Costs”) that are due and payable as of the Closing Date with respect to Leases in force as of or prior to the Effective Date; provided, however, that Seller shall have no obligation to pay, and as of the Closing, Buyer shall assume the obligation to pay (i) all Leasing Costs payable with respect to any option to renew or option to expand that has not been exercised as of or prior to the Effective Date, and (ii) all Leasing Costs incurred with respect to Leases and renewals, extensions, amendments and terminations thereof executed subsequent to the Effective Date, in accordance with the terms and provisions of this Agreement, but only to the extent such Leasing Costs are disclosed to Buyer in writing in any such existing Lease, renewal, extension, amendment or termination, as applicable, or otherwise disclosed to Buyer in writing prior to the expiration of Buyer’s Contingency Period, which obligation shall survive the Closing. If prior to the Closing Seller has paid any of the Leasing Costs for which Buyer is obligated to pay pursuant to subsections (i) and (ii) immediately above, then on the Closing Buyer shall reimburse Seller for such costs so paid by Seller (and Seller’s prior payment thereof shall be reasonably evidenced as a condition to such reimbursement). The Leasing Costs payable by Seller under this Agreement are set forth in Exhibit H (Leasing Costs), and Buyer shall be entitled to a credit at Closing for the amount of any of such Leasing Costs not paid by Seller prior to the Closing Date. It is acknowledged and agreed that for purposes hereof, Leasing Costs payable by Seller hereunder include rental abatement and “free rent” obligations which remain outstanding as of Closing under the terms of Leases in force as of or prior to the Effective Date, as set forth in Exhibit H.

(g)        Tenants of the Property may be obligated to pay, as additional rent, certain escalations in base rent and pass throughs of operating and similar expenses pursuant to the terms of the Leases (collectively, “Additional Rents”). As to any Additional Rents that are based on estimates and that are subject to adjustment or reconciliation pursuant to the Leases after the Closing Date, Seller shall perform an estimated reconciliation for each of (i) the portion of calendar year of the Closing ending on the Closing Date and (ii) the calendar year in which the Closing occurs, with respect to Additional Rents received for each such period from tenants and the underlying operating expenses to which they relate. If, based on Seller’s estimated reconciliation, during either (x) the period commencing on January 1 of the year in which the Closing occurs, and ending on the Closing Date or (y) the calendar year in which the Closing occurs, Seller collected estimated Additional Rents in excess of any tenant’s share of such expenses for the applicable period as shown on such reconciliation, then Seller shall credit Buyer for such excess and Buyer shall be responsible for crediting or repaying such amounts to the tenants. If, based on Seller’s estimated reconciliation, during either (A) the period commencing on January 1 of the year in which the Closing occurs and ending on the Closing Date or (B) the calendar year in which the Closing occurs, Seller collected estimated Additional Rents less than any tenant’s share of such expenses for the applicable period as shown on such reconciliation, then Buyer shall deliver to Seller the amount of such deficiency within ten (10) Business Days following Buyer’s receipt of the same from the applicable tenants following such reconciliation. The parties shall “re-prorate” such Additional Rents (including any portions thereof that may be required to be refunded to tenants) at the time that such estimates are actually adjusted or reconciled pursuant to the terms of the Leases (taking into account the credit, if any, given at Closing related thereto). Any amounts that may be due Seller as a result of such re-prorations shall be paid by Buyer to Seller within ten (10) Business Days after Buyer collects such amounts from the tenants (which Buyer shall use commercially reasonable efforts to collect), and any amounts that may be due from Seller as a result of such re-prorations shall be paid by Seller to Buyer within ten (10) Business Days after written request therefor is delivered to Seller by Buyer (to the extent not previously credited at Closing as provided above). As set forth in and subject to the terms of Section 4.8(c) above, Buyer shall collect Tenant Receivables following Closing and shall remit to Seller all amounts of such Tenant Receivables payable to Seller in accordance with the terms of this Agreement, and following the expiration of the 6-month period immediately following Closing, Seller shall have the right to pursue the Uncollected Delinquent Tenant Receivables (including Additional Rent amounts included therein) for a period of one (1) year after the expiration of such 6-month period without prejudice to Seller’s rights or Buyer’s obligations hereunder; provided, however, Seller shall have no right to cause any such tenant to be evicted or to exercise any other “landlord” remedy (as set forth in such tenant’s Lease) against such tenant other than to sue for collection.

(h)        Buyer shall be credited at Closing for all unsatisfied amounts under contracts in effect as of the Closing Date with respect to works of capital improvements to be completed at the Property pursuant to contracts entered into prior to Closing by or on behalf of Seller, if and to the extent such contracts or any other contracts for works of capital improvements are assumed by Buyer at Closing. As of the date of execution and delivery of this this Agreement, the only capital improvement contracts in effect at the Property as of the date hereof are (i) a contract for a ceramic boiler upgrade, and (ii) a contract for completion of tenant improvements for Pacific Crest. If and to the extent there exists at Closing any unperformed work under such contracts or any other contracts for works of capital improvements, Seller and Buyer shall agree in writing as to whether such contracts will be assigned to and assumed by Buyer (in which event Buyer shall receive a credit for remaining amounts under the contract as referenced above), or whether such contracts shall continue to be the responsibility of Seller in which event Seller shall perform thereunder and deliver to Buyer evidence of completion including lien releases, all on terms to be set forth in writing by Seller and Buyer prior to Closing. If the parties determine that construction contracts will be assigned to Buyer, Seller agrees to use commercially reasonable efforts to obtain from the contractors performing work a certificate confirming the status of the construction contract, substantially in the form of Exhibit I attached hereto. However the parties agree that obtaining such certificate shall not be a condition to closing, nor shall it delay closing in any respect. However, Seller further agrees that if and to the extent the certificate is not signed by the contractor at issue, Seller shall provide written confirmation reasonably acceptable to Buyer regarding the total amount currently due and owning under the construction contract as of the Closing.

(i)          Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Buyer and Seller by appropriate cash payment outside of the Escrow when the amount due is determined. Any dispute as to proration shall not delay the Closing, but shall be submitted to arbitration by a single arbitrator sitting in San Francisco, California in accordance with the rules of the American Arbitration Association. Any corrected adjustment or proration shall be paid in cash to the appropriate party within fifteen (15) Business Days of the correction or adjustment.

4.9          Conditions to Seller’s Obligation to Close.    In addition to all other conditions set forth herein, the obligation of Seller to consummate the transactions contemplated hereunder are conditioned upon the following:

4.9.1      Representations and Warranties.    Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

4.9.2      Delivery.    As of the Closing Date, Buyer shall have tendered all deliveries to be made at Closing; and

4.9.3      Actions, Suits, etc.    There shall exist no pending actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actually filed Buyer that would (i) prevent Buyer from performing its obligations under this Agreement, or (ii) except for any matters disclosed to Buyer in the Documents (as defined below), materially and adversely affect the operation or value of the Property; and

4.9.4      Performance of Covenants.    Buyer shall have duly performed all covenants and agreements to be performed by Buyer under this Agreement.

4.10        Conditions to Buyer’s Obligation to Close.     In addition to all other conditions set forth herein, the obligation of Buyer to consummate the transactions contemplated hereunder are conditioned upon the following (or written waiver thereof by Buyer):

4.10.1  Representations and Warranties. The Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

4.10.2  Delivery.  As of the Closing Date, the Seller shall have tendered all deliveries to be made at Closing;

4.10.3  Actions, Suits, etc.    There shall exist no pending actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actually filed against the Seller that would (i) prevent such Seller from performing its obligations under this Agreement, or (ii) materially and adversely affect the operation or value of the Property;

4.10.4  Tenant Estoppel Certificates.    The Tenant Estoppel Condition referenced in Section 6.2 shall have been satisfied;

4.10.5  Performance of Covenants.    Seller shall have duly performed all covenants and agreements to be performed by Seller under this Agreement, and

4.10.6  Owner’s Title Policy.     Title Company shall be unconditionally committed to issue in favor of Buyer the Title Policy in the form of the Proforma Policy.

4.11        Insurance.     Buyer acknowledges that Seller will cause its policies of casualty and liability insurance, if any, to be terminated with respect to the Property as of the date of the Closing. Buyer shall be responsible for obtaining its own insurance of as of the date of the Closing and thereafter.

4.12        Notification; Closing Statements.    If Escrow Holder cannot comply with the instructions in this Agreement (or as may be provided later), Escrow Holder is not authorized to cause the recording or delivery of any of the documents described in Section 4.4. If Escrow Holder is unable to cause the recording, Escrow Holder shall notify the parties without delay. Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, a true, correct and complete copy of the Seller’s and Buyer’s Closing Statements, in forms customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

4.13        Delivery of Books and Records.  At the Closing, Seller shall deliver the following to the offices of Buyer’s property manager or to the Real Property to the extent in

Seller’s or its property manager’s possession or control: Leases and Lease files (as in the files at the offices of Buyer’s property manager, which Leases shall be originals if available, or if originals are not available, copies); maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys (one set of which shall be tagged or marked to reflect their respective unit locks); and other items, if any, used in the operation of the Property.

4.14      Reporting Person.  Buyer and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

4.15      “New York Style” Closing.  If Seller elects in its sole discretion to provide the Title Company with a gap indemnity acceptable to the Title Company, Seller may elect to cause the Closing to occur, including without limitation the release of funds, prior to confirmation of recording of the Grant Deed; provided that the Title Company is irrevocably and unconditionally committed to issue the Title Policy effective as of the Closing, notwithstanding that confirmation of recording of the Grant Deed has not been received.

5.          Title.

5.1      Preliminary Title Report.    Buyer has received from Seller a preliminary title report for the Property prepared by Stewart Title Guaranty Company, (the “Title Company”), whose address is Stewart Title Guaranty Company, National Title Services, One Washington Mall, Suite 1400, Boston, MA 02108, Attention: Andrew C. Turbide, Esq., together with physical copies of, or electronic access to, the documents described in such report (collectively, the “Title Documents”) and, to the extent available, any existing ALTA survey covering the Land in Seller’s possession (the “Existing Survey”). Buyer acknowledges that Seller, on Buyer’s behalf and at Buyer’s cost and expense, may have ordered an update, supplement or amendment to the Existing Survey (collectively, the “Updated Survey”). As used herein, the term “Survey” means the Existing Survey until such time as the Updated Survey has been delivered to Buyer, in which event the term “Survey” shall then mean the Updated Survey. Failure of the Updated Survey to be delivered to Buyer on or before the expiration of the Buyer’s Contingency Period shall not result in the extension of the Buyer’s Contingency Period. Buyer hereby confirms that it has received and approved the Title Documents and the Survey and the exceptions contained therein, as shown in the Proforma Policy referenced below. Seller shall, at or prior to Closing, (i) discharge all such liens and liens of the deeds of trust and/or mortgages created by, under or through Seller (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), (ii) satisfy any requirements of the Title Company with respect to the legal status of the Seller and the capacity of the parties executing any documents on behalf of Seller, and (iii) as shown on the Proforma Policy (defined below), remove or release all title objections that Seller is obligated to cure pursuant to this Section 5.1.

5.2      Title Insurance.  At the time of the Closing and as a condition thereto, Title Company shall be unconditionally and irrevocably committed to issue in favor of Buyer either a CLTA standard coverage policy (or an ALTA extended coverage policy, if Buyer so elects pursuant to the provisions of this Section 5.2) of title insurance, naming Buyer as insured, in a policy amount equal to the Purchase Price, showing title to the Property to be vested in Buyer, subject only to (a) non-delinquent taxes and assessments; (b) exceptions created by or resulting from the acts or omissions of Buyer; (c) if Buyer has not elected to obtain an ALTA policy, all matters that would be disclosed by an inspection or an accurate survey of the Property; (d) the exceptions contained in the Title Documents approved or deemed approved by Buyer pursuant to Section 5.1, above; (e) the Leases, and the rights of parties in possession, as tenants only, with no rights of first refusal or option to purchase all or any portion of the Real Property; and (f) the standard printed exceptions, except to the extent Title Company agrees to delete or modify said exceptions and/or issue an extended coverage policy prior to expiration of Buyer’s Contingency Period (the “Title Policy”). Buyer shall have the right to elect to receive an ALTA owner’s extended coverage policy of title insurance with the same liability amount and subject to the same exceptions in lieu of such CLTA policy, provided that Buyer pays the difference in premium and any other additional costs (including without limitation any costs of required surveys) attributable to such policy and provided further that the procurement of such policy shall not result in an extension of the Closing Deadline or the Closing Date. The Title Policy shall not reflect any exceptions for mechanic’s liens, other than any such liens arising out of work or services performed by Buyer, its agents, employees or contractors.

Notwithstanding the foregoing or anything to the contrary herein, it is acknowledged that Buyer has obtained from the Title Company and delivered to Seller a proforma policy of title insurance, the form of which is attached hereto as Exhibit J (the “Proforma Policy”) . Accordingly, the Title Policy to be issued at Closing pursuant to this Agreement shall be the form of title policy provided for in such Proforma Policy, subject to any new title exceptions arising out of the acts or omissions of Buyer, its agents, employees or contractors.

6.          Buyer’s Conditions.    At any time on or before 4:00 p.m. Pacific time on Tuesday, October 29, 2013 (“Buyer’s Contingency Period”), Buyer shall have the right to review and approve the following matters, and Buyer’s obligations under this Agreement shall be conditioned upon Buyer’s approval of such matters:

6.1          General Due Diligence.

(a)        The physical condition of the Property, including without limitation soil and geological conditions, the absence from the Property of asbestos and other hazardous and toxic materials, compliance of the Property with all applicable laws, including any laws relating to hazardous and toxic materials. Seller shall allow Buyer and/or its agents access to the Property to perform any and all investigations and inspections desired by Buyer; provided that such inspection shall not interfere with the rights of any tenant or other person in possession of the Property provided that prior to entering onto the Property to conduct any inspections, Buyer shall provide Seller with evidence of liability insurance in the amount of not less than $2 million, which shall be in form and substance reasonably satisfactory to Seller and shall name Seller, Cornerstone Real Estate Advisers LLC, and Seller’s property manager, Wilson Meany (“Manager”) as additional insureds. In addition, Buyer shall give Seller at least one (1) Business Days’ prior written notice of Buyer’s intention to enter upon the Property to conduct any inspections (the “Prior Inspection Notice”), describing the nature of the work to be performed. Prior Inspection Notices shall be delivered to Seller by e-mail, concurrently delivered to Kelly Kinnon kkinnon@cornerstoneadvisers.com), and Mark Knapp (mknapp@cornerstoneadvisers.com) and Pam Westhoff (PWesthoff@sheppardmullin.com). Entry shall be during normal business hours and, if necessary, at other times reasonably acceptable to Seller. At Seller’s request, Buyer shall furnish the names, addresses and telephone numbers of all consultants, contractors and agents who will be responsible for any part of the inspections of the Property as well as a description of the anticipated scope of work to be performed. Notwithstanding the foregoing, no invasive testing of the Property such as demolition, drilling or excavation shall be conducted by Buyer or its agents unless and until Buyer shall have obtained Seller’s prior written consent thereto, which consent Seller may give or withhold in Seller’s sole and absolute discretion. Buyer hereby agrees to indemnify and defend Seller and hold Seller harmless from and against any and all claims, demands, actions, proceedings, damages, liens, liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred in connection with such access, investigations or inspections, provided, however, such indemnity shall not extend to losses arising out of Buyer’s mere discovery of existing conditions on the Property (so long as Buyer’s actions do not exacerbate any such existing condition) and shall not extend to claims, demands, actions, proceedings, damages, liens, liabilities, losses, costs and expenses to the extent arising from the gross negligence or willful misconduct of Seller. Buyer shall, at its sole expense, restore the Property to its condition existing prior to any testing and examination which it conducts on the Property. Buyer’s obligations under this subparagraph (a) shall survive the Closing, the termination of this Agreement, and the cancellation of the Escrow. Subject to the terms of the governing tenant leases and occupancy agreements and Buyer providing to Seller no less than two (2) Business Days’ prior written notice and an opportunity to be present, Buyer shall have the right to interview tenants leasing space at the Property and Buyer may also meet with Seller’s property manager, Wilson Meany. Buyer shall permit Seller or its agents, employees, consultants or contractors to be present to observe any inspections and shall provide Seller with reasonable prior telephonic, email or written notice of any meetings Buyer may undertake with any governmental or quasi-governmental officials regarding the Property and/or Buyer’s proposed development thereof so that representatives of Seller may be given the opportunity to attend the same. Notwithstanding the foregoing, Buyer shall be entitled (without prior notice to Seller) to search publically available governmental records regarding the Property, including with respect to zoning, legal compliance and environmental condition, and to request the issuance of a zoning letter from the City of San Francisco. It is acknowledged and agreed that Buyer shall have the right to continue its review and inspection of the Property until the Closing Date subject to and in accordance with the terms of this Section 6 and this Agreement.

(b)        All Service Contracts, agreements, leases and other Due Diligence Documents (as defined below) affecting the Property (collectively, the “Property Agreements”). On or prior to the last day of Buyer’s Contingency Period, Buyer will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Buyer requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Buyer shall be obligated to assume any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed. Buyer must assume the obligations first accruing and arising from and after the Closing Date under those Service Contracts (i) that Buyer has agreed to assume, or that Buyer is obligated to assume pursuant to this Section 6(b), and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing. Notwithstanding the foregoing, Seller shall terminate at Closing, and Buyer shall not assume, any property management or broker leasing agreement affecting the Property.

(c)         All applicable government ordinances, rules and regulations and evidence of Seller’s compliance therewith, including without limitation zoning and building regulations, and all licenses, permits and other governmental approvals and/or authorizations relating to the Property.

The conditions set forth in this Section 6.1 to Buyer’s obligations under this Agreement shall be deemed irrevocably and unconditionally satisfied unless Buyer delivers to Seller and Escrow Holder by the last day of the Buyer’s Contingency Period a written notice of failure of such conditions, termination of this Agreement and cancellation of Escrow (the “Due Diligence Termination Notice”). For avoidance of doubt, Buyer shall have the right, in Buyer’s sole and absolute discretion, to send the Due Diligence Termination Notice for any reason or no reason at all, and upon the delivery of the Due Diligence Termination Notice under this Section 6.1, this Agreement shall terminate, the Deposit shall be returned to Buyer, and the cancellation costs shall be paid in accordance with Section 4.6(c), above. Prior to Closing, Buyer also agrees to keep all information, agreements and reports obtained from Seller or relating to the Property or the proposed transaction confidential and Buyer will not disclose such information or reports to any person or entity, except for Buyer’s agents, experts or consultants relating to the proposed purchase and sale, and except to the extent otherwise required by legal process or by any applicable law, without obtaining the prior written consent of Seller. If this Agreement terminates for any reason other than Seller’s default, upon Seller’s written request, Buyer shall promptly return to Seller all Property Agreements and other Documents and copies thereof. In addition, if this Agreement terminates for any reason other than Seller’s default, upon Seller’s written request, Buyer shall also deliver to Seller copies of all third-party reports, investigations and studies prepared for Buyer in connection with its due diligence review of the Property without any representation or warranty of any kind and subject to any confidentiality restrictions contained therein.

6.2          Estoppel Certificates and SNDA’s. Seller shall prepare, or cause to be prepared, and deliver to Buyer for review and approval, within two (2) Business Days following the Effective Date, the estoppel certificates Seller intends to deliver to the tenants (“Prepared Estoppels”), which shall be based on the form of estoppel certificate attached hereto as Exhibit E (or such other form of estoppel required by the terms of a Lease) and Seller shall use commercially reasonable efforts to remit, or cause to be remitted, the Prepared Estoppels to all the tenants of the Property for signature within two (2) Business Days following Buyer’s delivery to Seller of written notice confirming that Buyer has approved the Prepared Estoppels (which notice shall set forth any required corrections). If Buyer fails to notify Seller of its approval of, or any changes to, the Prepared Estoppels it receives from Seller for approval within two (2) Business Days following Buyer’s receipt of the same, Seller shall forward the Prepared

Estoppels to all the tenants of the Property without Buyer’s prior approval, and Seller shall use its commercially reasonable efforts to obtain and deliver executed Prepared Estoppels to Buyer prior to the expiration of Buyer’s Contingency Period. Estoppel certificates prepared by Seller and approved (or deemed approved) by Buyer as provided above are hereinafter referred to, collectively, as “Approved Estoppels”. As a condition to Buyer’s obligation to consummate the transactions contemplated under this Agreement, Seller shall deliver to Buyer, no later than three (3) days prior to the Closing Date (“Estoppel Deadline”), fully-executed Approved Estoppels meeting the requirements set forth below from tenants leasing not less than 80% of the net rentable area of the Improvements which is subject to executed Leases as of the Execution Date, including all tenants leasing 12,000 or more rentable square feet (“Tenant Estoppel Condition”).

Notwithstanding the foregoing, if the Tenant Estoppel Condition has not been satisfied by the date which is three (3) business days prior to the Closing Deadline, then each of Seller and Buyer shall have the right to extend the Closing (and the Closing Deadline) until a date no later than December 13, 2013 in order to allow Seller to obtain the missing Estoppel Certificates. In order to effect such extension, either Buyer or Seller shall send written notice of such extension to the other party and Escrow Holder by no later than 5:00 pm (Pacific time) on the day which is three (3) Business Day prior to the then existing Closing Deadline. If the Closing Deadline is so extended, this Agreement shall remain in full force and effect and Seller shall continue to exercise commercially reasonable efforts to obtain the requisite executed Estoppel Certificates and to deliver the same to Buyer upon receipt. If the Tenant Estoppel Condition has not been satisfied by the Closing Deadline, as it has been extended, this Agreement shall thereupon terminate and neither Buyer nor Seller shall have any further rights or obligations hereunder except as specifically described in this Agreement as surviving termination of this Agreement. Upon any termination pursuant to this Section 6.2, the Deposit shall be returned to Buyer, and the Cancellation Costs shall be paid in accordance with Section 4.6(c), above.

An Estoppel Certificate shall be deemed satisfactory unless (a) it notes a material non-monetary dispute or a monetary dispute (other than one which is de minimus) between landlord and tenant under the Lease at issue, (b) it materially conflicts with or reflects a breach of Seller’s representations under this Agreement, (c) it reflects a material inconsistency with the terms of the Lease at issue which has not been previously disclosed hereunder or in any Document furnished or made available to Buyer, (d) discloses a monetary or material non-monetary default by a Tenant or by the landlord under the Lease at issue (other than a de minimus default), or (e) it discloses a monetary obligation of Seller not disclosed in any Document furnished or made available to Buyer (other than a de minimus obligation). The deletion or other modification by a tenant of an Estoppel Certificate so that it covers only the items expressly required by its Lease shall in no event in and of itself cause an Estoppel Certificate to be unsatisfactory.

In addition, Seller agrees that upon the request of Buyer prior to the expiration of Buyer’s Contingency Period, Seller shall deliver to tenants under the Leases the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (“SNDA’s”) and shall request that the such tenants execute and return the SNDAs prior to Closing; provided, however, notwithstanding anything to the contrary herein, it shall not be a condition to Closing that Seller obtain or deliver to Buyer the executed SNDAs and Seller’s failure to deliver the executed

SNDAs to Buyer shall not constitute a default by Seller under this Agreement. There is no financing contingency under this Agreement.

7.         Natural Hazard Disclosures.    Seller shall make the natural hazard disclosures pursuant to California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136. Buyer and Seller acknowledge that they have employed the services of an expert (“Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations with respect to the natural hazards referred to above and to report the results of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Buyer agrees that nothing contained in any disclosure shall release Buyer from its obligation to fully investigate the condition on the Property, including, without limitation, whether the Property is located in any natural hazard areas. Buyer further acknowledges and agrees that (a) the matters set forth in the natural hazard disclosures may change on or prior to the Closing and (b) Seller has no obligation to update, modify or supplement the natural hazard disclosures.

8.          Possession.  [Intentionally omitted].

9.          Remedies.

9.1       Liquidated Damages on Buyer Default.    AS USED IN THIS AGREEMENT, “BUYER DEFAULT” SHALL MEAN THE FAILURE OF BUYER TO PURCHASE THE PROPERTY WHEN IT IS OBLIGATED TO DO SO UNDER THE TERMS OF THIS AGREEMENT, WHEN SUCH FAILURE CONTINUES FOR MORE THAN ONE (1) BUSINESS DAY FOLLOWING WRITTEN NOTICE AND THE OPPORTUNITY TO CURE SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT OF A BUYER DEFAULT, SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT OF A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT OF A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER, UNILATERALLY CANCEL THE

ESCROW PURSUANT TO SECTION 4.6(a), ABOVE, AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES. THE COSTS OF THE ESCROW FOLLOWING SUCH CANCELLATION SHALL BE PAID IN THE MANNER PROVIDED IN SECTION 4.6(a), ABOVE. SUCH RECEIPT AND RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISIONS. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND RECEIPT AND RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 9.1, ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER UNDER THIS AGREEMENT (EXCEPT BUYER’S OBLIGATIONS UNDER SECTIONS 4.6(a) AND 6.1(a), ABOVE, AND SECTION 10, BELOW) SHALL BE TERMINATED. IF SELLER RETAINS THE DEPOSIT AS LIQUIDATED DAMAGES PURSUANT TO THE TERMS OF THIS SECTION 9.1, SUCH RETENTION SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR BUYER’S DEFAULT HEREUNDER, PROVIDED, HOWEVER, SUCH RETENTION SHALL NOT PRECLUDE SELLER FROM PURSUING AN ACTION AGAINST BUYER FOR ANY OF BUYER’S INDEMNIFICATION OBLIGATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 9.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

“Seller”:	“Buyer”:

/s/ Initials	/s/ Initials

9.2          Buyer Remedies. Subject to the limitations contained in Section 13, in the event of a Seller Default (as defined in Section 4.6(b)), Buyer shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Deposit or, (ii) enforce specific performance. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement if Buyer fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two (2) months following the scheduled Closing Date. Buyer’s remedies shall be limited to those described in this Section 9.2 and Section 13 hereof. If, however, the equitable remedy of specific performance is not available, Buyer may seek any other right or remedy available at law or in equity; provided, however, that in no event shall Seller’s liability exceed the lesser of (the “Buyer’s Deal Costs”) (A) $100,000.00 or (B) the actual reasonable out-of-pocket expenses incurred by Buyer and paid (1) to Buyer’s attorneys in connection with the negotiation of this Agreement and (2) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Section 6. For purposes of this provision, specific performance shall be considered not available to Buyer only if a court of competent jurisdiction determines conclusively that Buyer is entitled to specific performance on the merits of its claim but said court is unable to enforce specific performance due to reasons beyond the control of the court. IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

10.        Disclosure of Documents. To the extent not already provided or made available to Buyer, Seller shall deliver to Buyer or make available to Buyer within five (5) days following the Effective Date any Service Contracts, Leases and other documents in Seller’s possession or, to Seller’s knowledge, under Seller’s control which relate to the Property (collectively, the “Documents”). Anything to the contrary in the foregoing notwithstanding, Buyer shall not have access to, and Seller shall not be obligated to deliver to Buyer, any documents that are confidential, proprietary or privileged. Buyer shall determine to its satisfaction the assignability of any Documents to be assigned hereunder. Seller shall cooperate with Buyer (but shall not be obligated) to obtain any consents required in connection with the assignment to Buyer of any of the Documents. All of the Documents are confidential and, prior to such time, if any, that Buyer takes title to the Property, shall not be distributed or disclosed by Buyer to any person or entity other than Permitted Disclosure Parties, as defined below (which obligation of Buyer shall survive any termination of this Agreement) or as otherwise required by law. As used in this Agreement, the term “Permitted Disclosure Parties” means those persons who are responsible for determining the feasibility of Buyer’s acquisition of the Property and who have agreed or are directed by Buyer to preserve the confidentiality of such information as required by this Agreement. In permitting Buyer to review the Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto. If the transaction fails to close for any reason whatsoever, upon Seller’s written request, Buyer shall return to Seller all of the Documents (together with all copies thereof made by or on behalf of Buyer) which Seller, its sales agents or brokers may have previously delivered to made available or may hereafter deliver or make available to Buyer in accordance with this Section 10 (which obligation of Buyer shall survive any termination of this Agreement). BY FURNISHING THE MATERIALS, DOCUMENTS, REPORTS, OR AGREEMENTS DESCRIBED ABOVE, WHETHER HERETOFORE OR HEREAFTER, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, NONE OF SELLER, ITS SALES AGENTS OR BROKERS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER, ITS SALES AGENTS OR BROKERS, NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (ALL OF WHICH PARTIES ARE COLLECTIVELY REFERRED TO AS THE “SELLER PARTIES”) SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN SUCH MATERIALS, DOCUMENTS, REPORTS OR AGREEMENTS, INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF.

11.         Leasing, Operation and Maintenance Prior to Closing.    Notwithstanding Buyer’s right to purchase the Property under this Agreement, Seller hereby retains all rights to own, operate, contract or otherwise exercise the rights of ownership of the Property prior to Closing without the consent or approval of Buyer, except for any new lease of any portion of the Improvements; provided, however, Seller agrees to use reasonable efforts to operate and maintain the Property substantially in accordance with standard business practices prior to Closing. After the Effective Date, Seller shall keep Buyer reasonably informed of any proposed new Lease or any amendment, modification or termination of any existing Lease at the Property, and shall give Buyer written notice if it intends to enter into, extend, terminate or materially amend (a) any lease of the Improvements, or (b) any contract or other agreement which has a term in excess of one year and which lacks a cancellation right for Seller or its assignee upon thirty (30) calendar days’ notice to the other party thereto with only a nominal penalty, provided, however, the foregoing provisions shall not apply to Seller’s rights to accept or contract for essential property services (collectively, “Negotiated Agreements”). Seller agrees to provide Buyer with prompt written notice of any Negotiated Agreements entered into following the Effective Date prior to Closing. With respect to such Negotiated Agreements which Seller wishes to enter into following the date which is three (3) Business Days prior to the expiration of Buyer’s Contingency Period, Seller shall first notify Buyer in writing of the proposed Negotiated Agreement, and Buyer may approve or reject the same in its sole and absolute discretion and Buyer shall advise Seller of its approval or rejection of any such proposed Negotiated Agreement within five (5) calendar days after Seller has submitted the same to Buyer. Buyer’s failure to approve or reject a Negotiated Agreement in writing within such five (5) day period shall be deemed to be an acceptance of the submission of the proposed Negotiated Agreement.

12.        Representation and Warranties and Disclaimer.

12.1        Seller’s Representations and Warranties. Seller represents and warrants to Buyer (the following being hereinafter sometimes referred to as “Seller’s Warranties”) that:

(a)        Seller has been duly organized and is validly existing as a corporation in good standing in the State of Massachusetts and is qualified to do business in the State of California. This Agreement constitutes valid and binding obligations of Seller and is enforceable against Seller in accordance with its terms.

(b)        The execution of this Agreement, delivery of all required documents, Seller’s performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of Seller.

(c)        Except as otherwise provided in the Documents with respect to notices received from the San Francisco Fire Department (including without limitation the 2013 backflow test notice), to Seller’s knowledge, Seller has not received any written notice from any governmental agency of any violations of law on the Property.

(d)        To Seller’s knowledge, except with respect to slip and fall and similar claims or matters covered by Seller’s commercial general liability insurance policy, Seller has not received written notice of any (i) pending claims, suits, actions or arbitrations, or any regulatory, legal, or other proceedings or investigations affecting the Property or Seller’s rights and obligations under this Agreement, or (ii) any contemplated condemnation, eminent domain, or similar proceedings, for the Property.

(e)        To Seller’s knowledge, the Service Contracts listed on Exhibit E attached hereto are all of the service contracts affecting the Property as of the Effective Date.

(f)        To Seller’s knowledge, the Leases listed in Exhibit C attached hereto are all of the leases affecting the Property as of the Effective Date.

(g)        To Seller’s knowledge, there is no agreement to which Seller is a party or to Seller’s knowledge binding on Seller which is in conflict with this Agreement or Seller’s ability to execute or perform its obligations under this Agreement.

(h)        Neither Seller nor any of its affiliates or constituents nor, to the best of Seller’s knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order

Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Seller nor any of its affiliates or constituents nor, to the best of Seller’s knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and to the best of Seller’s knowledge neither Seller nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

Buyer acknowledges and agrees that, except as set forth in this Section 12.1 above, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property or the ownership or operation thereof or any uses to which the Property may or may not be put. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that except as specifically set forth in this Agreement, Seller has made no representations and warranties regarding any of the following: (i) The condition of title to the Property (except for the limited implied warranty of title to be given in the Grant Deed); (ii) The nature, physical condition or any other aspect of the Property or the absence of structural or other physical defects in the Improvements; (iii) The income or expenses generated, paid or incurred in connection with the Property; (iv) The accuracy of any statements, calculations or conditions stated or set forth in Seller’s books and records concerning the Property; (v) The soil condition of the Property or the suitability of the Property for any intended use or development; (vi) The dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, revenue or expense projections related to the Property; (vii) The ability of Buyer to obtain any and all necessary governmental approvals or permits for Buyer’s intended use and development of the Property; (viii) Compliance of the Property with federal, state or local laws, ordinances, rules and regulations, including, but not limited to, zoning ordinances, building codes and environmental statutes; (ix) The intentions of any parties with respect to the negotiation and/or execution of any leases for any portion of the Property; or (x) The existence of Hazardous Substances (as defined below) in, on, about, under, or affecting the Property.

12.2        Buyer Accepts Property “As Is”.

(a)        Buyer acknowledges and agrees for Buyer and Buyer’s successors, heirs and assignees, that (i) Buyer has been, and will be, given a reasonable opportunity to inspect and investigate the Property, all Improvements thereon and all aspects relating thereto, including all Documents, either independently or through agents and experts of Buyer’s choosing and (ii) except as specifically set forth in this Agreement, Buyer is acquiring the Property based exclusively upon Buyer’s own investigation and inspection thereof. SELLER AND BUYER AGREE THAT THE PROPERTY SHALL BE SOLD,

AND THAT BUYER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE, “AS IS, WHERE IS, WITH ALL FAULTS”, WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT, EXCEPT FOR SELLER’S WARRANTIES AND THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE GRANT DEED, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER BY SELLER, OR ANY OTHER SELLER PARTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER AND EACH OF THE OTHER SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. BUYER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S WARRANTIES AND THE LIMITED WARRANTY OF TITLE IMPLIED BY LAW IN THE GRANT DEED, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE FROM SELLER OR ANY OTHER SELLER PARTIES, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (1) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS SUBSTANCES, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY OR FIXTURES; (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (6) THE OPERATING PERFORMANCE AND INCOME AND EXPENSES OF THE PROPERTY; AND (7) ANY OTHER MATTERS ENUMERATED IN SECTION 12.1(i)-(x) HEREINABOVE. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURE REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES, AND THAT BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NOT UPON ANY REPRESENTATIONS MADE TO IT BY ANY PERSON WHOMSOEVER. ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY, AND BUYER ACKNOWLEDGES THAT BUYER SHALL CONDUCT ITS DUE

DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER’S SOLE COST AND EXPENSE. BUYER ACKNOWLEDGES AND AGREES THAT BUYER’S OBLIGATIONS HEREUNDER SHALL REMAIN IN FULL FORCE AND EFFECT WITH BUYER HAVING NO RIGHT TO DELAY THE CLOSING OR TERMINATE THIS AGREEMENT REGARDLESS OF ANY FACTS OR INFORMATION LEARNED BY BUYER AFTER THE EXPIRATION OF THE BUYER’S CONTINGENCY PERIOD EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE AGREEMENTS OF BUYER SET FORTH IN THIS SECTION 12.2(a) SHALL BE DEEMED TO BE REAFFIRMED AS OF THE CLOSING AND SHALL SURVIVE THE CLOSING AND SHALL NOT BE MERGED THEREIN. Buyer’s agreement to purchase the Property “AS IS” is a material inducement to Seller to agree to sell the Property at the Purchase Price provided herein.

(b)        Buyer, for Buyer and Buyer’s successors in interest, releases Seller, Manager and their respective members, managers, officers, employees, affiliates and shareholders (collectively, the “Released Parties”) from, and waives all claims and liability against the Released Parties for or attributable to, any structural, physical or environmental condition at the Property, including without limitation, claims or liabilities relating to the presence, discovery or removal of any Hazardous Substances in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Responses, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by SARA [Superfund Amendment and Reauthorization Act of 1986] and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., or any related claims or causes of action or any other federal or state based statutory or regulatory causes of action for environmental contamination at, in or under the Property. As between Buyer and the Released Parties, Buyer assumes and takes responsibility and liability for all obligations attributable to the structural, physical or environmental condition of the Property (including, without limitation, any Hazardous Substances in, at, under or about the Property other than Excluded Hazardous Substances (as defined below)) and agrees to indemnify, defend and hold harmless the Released Parties from any loss, cost, claim, liability, expense or demand with respect thereto. As used in this Agreement, “Excluded Hazardous Substances,” means Hazardous Substances deposited or placed in, at or under the Property during the period Seller was the owner of the Property, except to the extent the existence of those Hazardous Substances was known to Buyer prior to the expiration of Buyer’s Contingency Period. Notwithstanding anything herein to the contrary, the agreements of Buyer set forth in this Section 12.2(b) shall be deemed reaffirmed as of the Closing and shall survive the Closing and shall not be merged therein.

(c)        For purposes of this Agreement, the term “Hazardous Substance” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, mold, fungi, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

(d)        In addition to, and not by way of limitation of the sale of the Property on an “AS IS, WHERE IS, WITH ALL FAULTS” basis under this Agreement, Buyer acknowledges that Seller has not made any inquiry with respect to Hazardous Substances at the Property. Seller makes no representations or warranties whatsoever to Buyer regarding the presence or absence, location or scope of any Hazardous Substances in, at, or under the Property, and Buyer hereby acknowledges and agrees that no such representations and warranties have been made by Seller or any of the other Seller Parties. By its execution of this Agreement, Buyer hereby: (i) releases Seller from any and all liability to Buyer and to Buyer’s successors in interest attributable to the presence, discovery, or removal of any Hazardous Substances in, at, or under the Property, (ii) as between Buyer and Seller, takes responsibility and liability for all obligations attributable to any Hazardous Substances in, at, or under the Property, other than Excluded Hazardous Substances, and (iii) shall at all times comply with all applicable federal, state and local laws, rules and regulations involving Hazardous Substances in, at, or under the Property or their removal from the Property. Notwithstanding anything herein to the contrary, the agreements of Buyer set forth in this Section 12.2(d) shall be deemed to be reaffirmed as of the Closing and shall survive the Closing and not be merged therein.

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(e)        In connection with the releases and waivers in this Section 12.2, Buyer agrees that it is familiar with, and hereby waives its rights, if any, under California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Buyer indicates its acknowledgment of the foregoing provisions of Section 12.2 by initialing below:

Buyer: /s/ Initials

Notwithstanding any provision hereof to the contrary, the provisions of this Section 12.2 shall not apply to, and Buyer does not release Seller from, (a) any damages, claims, liabilities or obligations arising out of or in connection with a breach of any covenant, representation or warranty of Seller set forth in this Agreement, or (b) Seller’s fraud committed with respect to this Agreement or the documents executed by Seller in connection herewith.

12.3      [Intentionally omitted.]

12.4      Anti-Terrorism Representation.    Neither Buyer nor any of its affiliates or constituents nor, to the best of Buyer’s knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in any Anti-Terrorism Order, or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Buyer nor any of its affiliates or constituents nor, to the best of Buyer’s knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and to the best of Buyer’s knowledge neither Buyer nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. If at any time this representation becomes false then it shall be considered a default under this Agreement and Seller shall have the right to exercise all of the remedies set forth in this Agreement in the event of a default or to terminate this Agreement immediately.

12.5      Buyer’s Representations and Warranties.   Buyer represents and warrants to Seller that:

12.5.1  Organization and Authority.    Buyer has been duly organized and is validly existing as a limited liability company in good standing in the State of Delaware and is qualified to do business in the State of California. Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms.

12.5.2  Conflicts and Pending Action.     There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer which challenges or impairs Buyer’s ability to execute or perform its obligations under this Agreement.

12.6      Survival of Representations and Warranties.     The representations and warranties set forth in this Article 12 are made as of the Effective Date and, except as stated herein as being made as of certain date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months (the “Survival Period”). Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Mark Knapp (“Adviser Employee”), an officer and employee of Adviser (as defined below), whom Seller represents is the most knowledgeable person with respect to the matters covered by Seller’s representations and warranties, without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Adviser’s Employee or any other officer or employee of Seller or its Adviser, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

13.        Limitations on Actions.     Notwithstanding anything to the contrary in this Agreement or in any other document or communication relating to this transaction:

(a)        If a Seller Default occurs and Buyer elects to proceed to Closing rather than exercise its other rights and remedies hereunder by reason of such Seller Default, Buyer shall be deemed to have waived the Seller Default.

(b)        Following the Closing, neither party shall have any liability to the other party which arises out of an inaccuracy in or a breach of a representation, warranty, or covenant in this Agreement or relating to this transaction which was known to the other party on the Closing Date.

(c)        Following the Closing, neither party shall commence a legal action or proceeding against the other party relating to (a) the Property, or (b) a breach of a representation, warranty, covenant, or condition made in this Agreement or in connection with the transaction contemplated herein; unless (i) the factual basis of the claim or cause of action asserted in the action or proceeding was first identified with reasonable clarity in a written notice delivered to the other party not later than the expiration of the Survival Period, (ii) the action or proceeding is commenced and duly served on the other party within sixty (60) days after the expiration of the Survival Period, and (iii) the damage to such party on account of such breach (individually or combined with damages from other breaches) equals or exceeds $25,000.00. Furthermore, Buyer agrees that the post-Closing maximum liability of Seller for the alleged breach of any and all representations or warranties set forth in this Agreement is limited to $2,000,000.00 (provided that such

$2,000,000 cap shall not apply to amounts owed to Buyer pursuant to the reconciliation of prorations (including, without limitation, the reconciliation of Leasing Costs payable by Seller hereunder) as set forth in Section 4.8 of this Agreement. The provisions of Sections 12(b) and (c) shall survive the Closing. The covenants, conditions, representations and warranties in this Agreement or otherwise made in connection with this transaction (if any) are personal to Buyer and Seller and shall not run with the land, and no person or entity other than Buyer and Seller, respectively, shall be entitled to bring any action based thereon. Throughout the Survival Period (and for so long thereafter as any claim made by Buyer under and in accordance with the provisions of this Section 13(c) remains pending), Seller covenants and agrees to maintain its legal existence and have sufficient funds available to meet its obligations under the terms of Section 13(c) above. The provisions of Sections 13(b) and (c) shall survive the Closing. The covenants, conditions, representations and warranties in this Agreement or otherwise made in connection with this transaction (if any) are personal to Buyer and Seller and shall not run with the land, and no person or entity other than Buyer and Seller, respectively, shall be entitled to bring any action based thereon.

     (d)         If the parties proceed to Closing, then effective from and after the Closing, all conditions of Closing shall be deemed satisfied or waived, and neither party shall have any liability to the other if it is subsequently discovered that a condition was not satisfied at Closing; provided, however, that nothing in this Section shall relieve Escrow Holder or Title Company of any liability for failure to comply with this Agreement or with instructions from either Buyer or Seller.

14. Miscellaneous.

14.1     Notices.     All notices, approvals, disapprovals or elections required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered personally, (b) mailed, certified or registered mail, return receipt requested, (c) sent by email transmission, (d) sent by facsimile transmission, or (e) sent by Federal Express or other professional carrier for next day delivery, to the parties at the following addresses:

If to Seller:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
c/o Cornerstone Real Estate Advisers LLC
100 Wilshire Boulevard, Suite 700
Santa Monica, CA 90401
Attn: Mr. Mark Knapp
Phone: (310) 234-2525
Fax: (310) 234-2552

and	Cornerstone Real Estate Advisers LLC
100 Wilshire Boulevard, Suite 700
Santa Monica, CA 90401
Attn: Kelly Kinnon, Esq.
Phone: (310) 234-2525
Fax: (310) 234-2552

with copy to:	Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 43rd Floor
Los Angeles, California 90071-1422
Attn: Pamela Westhoff, Esq.
Tel: (213) 617-4254
Fax: (213) 443-2721

If to Buyer:	KBSIII 201 SPEAR STREET, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Chris Aust
Tel: (949) 797-0356
Fax: (949) 417-6518

with copy to:	KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Jim Chiboucas, Esq.
Tel: (949) 417-6555
Fax: (949) 417-6523

with copy to:	Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attn: Bruce Fischer, Esq.
Tel: (949) 732-6670
Fax: (949) 732-6501

Notices shall be deemed given upon delivery or tender of delivery to the intended recipient provided that notice sent by email or facsimile shall only be deemed received when both (a) the sender has electronic confirmation that it was sent to all parties (and has retained a printed confirmation of the delivery to the applicable fax number or email address) and (b) a follow-up hard-copy of such notice is sent by one of the other above-referenced delivery methods. Notices given by counsel for Buyer shall be deemed given by Buyer and notices given by counsel for Seller shall be deemed given by Seller.

14.2     Attorneys’ Fees.  In the event of any action between Buyer and Seller for enforcement or interpretation of any of the terms or conditions of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including without limitation court costs and reasonable attorneys’ fees actually incurred, as awarded by a court of competent jurisdiction.

14.3     Brokers.  Buyer and Seller hereby represents and warrants to the other that Seller or Buyer, as applicable, has not engaged or dealt with any broker, finder or other agent in connection with entry into this Agreement or the transactions contemplated hereby other than Eastdil Secured (the “Broker”). Seller agrees to indemnify Buyer against any commission payable to Broker pursuant to an agreement between Seller and Broker. Buyer and Seller each hereby indemnify and hold the other harmless from and against all costs, expenses or liabilities (including, without limitation, reasonable attorneys’ fees and court costs, whether or not taxable and whether or not any action is prosecuted to judgment) incurred by the indemnified party (other than Broker) in connection with any claim or demand by any person or entity for any broker’s, finder’s or other commission or fee in connection with the indemnifying party’s entry into this Agreement and the transactions contemplated hereby.

14.4     Entire Agreement.    This Agreement, together with the documents described and referred to herein, contains all of the agreements of Buyer and Seller with regard to the transactions contemplated hereby, and supersedes all prior agreements, understandings and negotiations, whether written or oral.

14.5     Amendment.    This Agreement shall not be modified or amended except by an instrument in writing duly executed by both Buyer and Seller.

14.6     Successors.    Subject to Section 14.7, below, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and assigns of Buyer and Seller.

14.7     Assignment.    Buyer may assign its rights and obligations under this Agreement only with the express written consent of Seller. Such assignment shall not relieve Buyer of Buyer’s obligations under this Agreement unless Seller expressly so agrees in writing. Notwithstanding the foregoing, Buyer shall have the right, subject to delivering to Seller and Escrow Holder written notice no less than ten (10) days prior to Closing, to assign its rights and obligations under this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor without the prior written consent of Seller.

14.8     Recordation.    Neither Buyer nor Seller shall record this Agreement or a memorandum hereof.

14.9     Severability.    In the event that all or any portion of any provision in this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, such illegal or unenforceable provision or portion of a provision shall be severed from the other provisions and/or portions of a provision which shall remain in full force and effect as if the illegal or unenforceable provision or portion of provision was not a part of this Agreement.

14.10     Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be as original and all of which taken together shall be deemed to be one and the same document. To facilitate execution of this Agreement, the parties may execute and exchange counterparts of the signature pages by telephonic facsimile or electronic mail of a PDF document.

14.11     Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14.12     Headings.  The paragraph headings and captions in this Agreement are for convenience only and shall not limit or define the contents of this Agreement.

14.13     Time is of the Essence.  Time is of the essence of this Agreement, it being understood that the time for performance of each obligation, including, without limitation, the Closing Deadline, has been the subject of negotiation by the parties.

14.14     Tender.    Submission of this Agreement for examination, even though executed by one party, shall not bind the other party in any manner and no obligation on the part of the other party shall arise unless and until this Agreement is executed and delivered by both Seller and Buyer.

14.15     Confidentiality.    Buyer shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent Seller; provided, however, Buyer may, subject to the provisions of Section 10, make disclosure of this Agreement to its Permitted Disclosure Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable Buyer. Notwithstanding the foregoing and anything to the contrary in this Section 14.15, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or considering holding, an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.

14.16     Calculation of Time Periods.    Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise specified in this Agreement, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located. As used herein, “Business Day” means any day that is not a Saturday, Sunday or legal holiday for national banks in California.

14.17     No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Asset Manager and Buyer only and are not for the benefit of any third party (other than Adviser) and, accordingly, no third party (other than Adviser) shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

14.18     Adviser; Designated Representative.  Seller has engaged Cornerstone Real Estate Advisers, LLC. or affiliated companies (“Adviser”) to provide certain asset management services with respect to the Property, including acting as a liaison between Seller and Buyer in connection with the Property and this Agreement.

14.19    Exclusivity.    During the term of this Agreement (prior to the termination or expiration hereof in accordance with its terms), Seller shall not market the Property for sale, enter into any contract or agreement to sell the Property or any interest therein, or make or accept any offer to sell or transfer or any interest therein.

15.        Destruction.  If the Improvements are “Destroyed or Substantially Damaged” (for purposes of this Section, Destroyed or Substantially damaged shall mean (a) that the cost for restoring the Improvements to their original condition as of the date of this Agreement exceeds $1,000,000.00 or would require more than ninety (90) days to repair in Seller’s estimate and Seller, at its sole option, does not elect to repair the same prior to the Closing, or (b) destruction or damage that is not fully insured and for which Buyer will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage or destruction upon the Closing, or (c) destruction or damage resulting in the Property violating applicable laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, or (d) destruction or damage entitling a tenant leasing more than 12,000 rentable square feet in the aggregate to terminate its Lease), Buyer may cancel the Escrow by written notice to Seller and Escrow Holder within thirty (30) days of receiving notice of such damage, in which case the provisions of Section 4.7(c), above, shall apply. In the event of any damage which is not “Destroyed or Substantially Damaged” as described above, Buyer may not cancel the Escrow based upon such damage. In the event of any destruction of or damage to the Improvements and Buyer is either not entitled or does not elect to cancel the Escrow as provided in this Section, Seller shall assign to Buyer all of Seller’s right to any insurance proceeds relating to such damage or destruction upon the Closing (whether or not such proceeds have been previously paid by the insurance carrier) and provide Buyer with a credit at Closing for the amount of any deductible under such insurance policy, provided that if Seller has repaired and/or replaced prior to the Closing such damaged and/or destroyed improvements to their original condition as of the date of this Agreement, then Buyer shall return any insurance proceeds actually received by Buyer for such damage and destruction. Seller agrees to promptly notify Buyer in writing if the Property or any part thereof is destroyed or damaged.

16.        Condemnation.    If, prior to the Closing, condemnation or eminent domain proceedings shall be commenced or threatened by any competent public authority against the Property or any part thereof, Seller shall promptly give Buyer written notice thereof. After notice of the commencement, or threat of commencement, of any such proceedings (from Seller or otherwise), and in the event that the taking, or threatened taking, of such property shall include any portion of the Property, Buyer shall have the right to cancel this Agreement by notice to Seller, in which event this Agreement shall become null and void and neither party shall have any further rights against or obligations to the other. In the event that this Agreement is not cancelled pursuant to the provisions of the preceding sentence, Buyer agrees to accept the Property subject to the taking, in which event Seller shall deliver to Buyer on the Closing an assignment of all of Seller’s right, title and interest in and to any award which has been paid or may be payable to Seller on account of such taking, together with any other documents reasonably requested by Buyer to further evidence the vesting of such award in Buyer. Buyer agrees to notify Seller within 90 days after Buyer receives notice of commencement of condemnation proceedings whether or not Buyer elects to terminate this Agreement, and Buyer shall be entitled to a delay in the Closing as required to give effect to such 90-day period.

17.        Tax Deferred Exchange.    Seller or Buyer may, at each party’s option, elect to structure this transaction as a “like-kind” exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. In such event, each party agrees to reasonably cooperate with the other in so structuring this transaction. Neither party will, however, be required (a) to incur any additional costs or assume any additional liabilities (including, without limitation, being required to acquire or hold title to any real property other than the Real Property for purposes of consummating such exchange) as a result of the other party’s “like-kind” exchange, or (b) to execute any additional documentation other than a simple consent. Furthermore, the Closing Date may not be postponed solely to effectuate such exchange, and the consummation or accomplishment of such exchange shall not be a condition precedent or condition subsequent to either party’s obligation and covenants under this Agreement

18.        Certain Seller Approvals.    The obligations of Seller under this Agreement are subject to Seller’s receipt no later than five (5) Business Days following the Opening of Escrow (the “Seller Termination Date”), of the approval of the management committee of Adviser to the transaction contemplated by this Agreement (the “Management Committee Approval”). In the event of the Management Committee Approval is not received prior to the Seller Termination Date, Seller shall have the right to elect to terminate this Agreement by the delivery to Buyer of written notice of termination (the “Seller Termination Notice”) on or before the Seller Termination Date, in which case (i) the parties shall have no further rights or obligations hereunder, except as provided under Sections 6.1(a) and 10, above, (ii) the Deposit shall be returned to Buyer, and (iii) Seller shall pay the Buyer’s Deal Costs to Buyer. If Seller fails to deliver a Seller Termination Notice on or before the Seller Termination Date: (i) Seller shall not have any further right to terminate this Agreement pursuant to this Section 18, and (ii) it shall be conclusively presumed that the Management Committee Approval has been received and Seller is fully authorized to perform its obligations pursuant to this Agreement.

19.        Rule 3-14 Audit.    Seller acknowledges that under Rule 3-14 of Regulation S-X, Buyer is required to obtain certain information in connection with reports Buyer is required to file with the Securities and Exchange Commission. Accordingly, Seller agrees to (a) allow Buyer and Buyer’s representatives, at Buyer’s sole cost and expense, to perform an audit of Seller’s operations at the Property to the extent required under Rule 3-14 of Regulation S-X (hereinafter a “Rule 3-14 Audit”), and (b) make available to Buyer and Buyer’s representatives for inspection and audit at Seller’s offices, to the extent available, all of Seller’s books and records reasonably requested by Buyer for the most recent fiscal year relating to the operations of the Property only, including, but not limited to, income, expense, occupancy, and other financial and occupancy information relating to the Property. In connection with the foregoing, Buyer shall give Seller no less than two (2) Business Days’ prior written notice of Buyer’s plans to inspect and audit such books and records. Any Rule 3-14 Audit shall be completed as soon as reasonably possible and Buyer and Buyer’s representatives shall use commercially reasonable best efforts not to interfere with Seller’s ability to conduct its business. Buyer expressly acknowledges and agrees that all Rule 3-14 Audits, together with the books and records made available to Buyer in connection therewith, shall be subject to the terms and conditions of this Agreement, including provisions regarding confidentiality of records.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

“Buyer:” KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XII, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ David E. Snyder
David E. Snyder,
Chief Executive Officer
Date Signed: October , 2013

“Seller:” MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Massachusetts

By:	Cornerstone Real Estate Advisers, LLC, Its Authorized Agent

By: /s/ Martha Knapp
Printed Name: Martha Knapp
Its: Vice President

JOINDER BY ESCROW HOLDER

The undersigned hereby (i) acknowledges receipt of the foregoing Agreement and First Deposit, on this the 30 day of October, 2013, (the “Effective Date”), (ii) agrees to serve as Escrow Holder under the foregoing Agreement, and (iii) agrees to perform all duties and obligations of the Escrow Holder under the provisions of the Agreement.

STEWART TITLE GUARANTY COMPANY

By: /s/ Andrew C. Turbide

Name: Andrew C. Turbide, Esq

Title: Underwriting Counsel

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

The land referred to herein is situated in the State of California, County of San Francisco, City of San Francisco and described as follows:

Parcel One:

Beginning at a point on the Southeasterly line of Howard Street, distant thereon South 45° 07’ 55” West, 156.083 feet from the point of intersection of the Southeasterly line of Steuart Street and the Southeasterly line of Howard Street; running thence South 45° 07’ 55” West, 118.917 feet to the Northeasterly line of Spear Street, thence along said line of Spear Street, South 44° 52’ 05” East, 292.278 feet; thence from a tangent that bears North 21 ° 24’ 41” West along a curve to the left with a radius of 958 feet, central angle of 17° 39’ 17”, an arc distance of 295.191 feet; thence South 45” 07’ 55” West 128.941 feet; thence North 44* 52’ 05” East, 134.03 feet to the point of beginning.

A portion of said description also being Lot No, 30, as shown on Parcel Map recorded December 23, 1981 in Book 22 of Parcel Maps, at Page 61, in the office of the County Recorder of the City and County of San Francisco, California.

Parcel Two:

Appurtenant to Parcel One above a perpetual easement of ground level only for vehicular and pedestrian access in and to Stewart Street over and across the following described parcel of land, as reserved in the deed from Delta Terminals, Inc., a California corporation, to the State of California, recorded October 14, 1955 in Book 6714, of Official Records, Page 524, San Francisco County Records, described as follows:

Beginning at a point on the Southwesterly line of said Steuart Street, distant thereon North 44° 52’ 05” West, 11.32 feet from the most Easterly corner of the property described in that certain deed executed by Delta Terminals, Inc. to the State of California, recorded October 14,1955 in Book 6714 of Official Records Page 524, in the Office of the Recorder of the City and County of San Francisco, State of California; thence South 77° 58’ 24” West, 62.48 Feet; thence from a tangent that bears North 5° 44’ 49” East, along a curve to the left with a radius of 958 feet; through a central angle of 1° 30’ 05”, an arc distance of 25.10 feet; thence North 77° 58’ 24” East, 39.63 feet to said Southwesterly line of Steuart Street; thence along said line South 44° 52’ 05” East, 28.57 feet to the point of beginning.

Excepting therefrom, as quitclaimed in deed recorded June 16,1983, in Book D538, Page 1661, of Official Records, that portion of said easement lying Southeasterly of a line described as follows:

Commencing at the Southwesterly comer of said easement; thence along a line that is at right angle to the Southwesterly line of Steuart Street, North 45° 07’ 55” East, 52.49 feet to the Southwesterly line of Steuart Street

EXHIBIT A

Parcel Three:

An easement of ground level only for vehicular and pedestrian access in and to Stewart Street, upon, over and across the parcel of land described as follows:

A portion of the parcel of land conveyed to the State of California by deed recorded October 1,1955 in Volume 6714, at page 524, of Official Records of the City and County of San Francisco, described as follows:

Commencing on the Westerly line of said Parcel, at the Southwesterly corner of that certain 1225 square foot easement for vehicular and pedestrian access purposes reserved in said deed; thence along said Westerly line, from a tangent that bears North 5° 44’49” east, along a curve to the left with the radius of 958.00 feet, through an angle of 4° 11’ 28”, an arc length of 70.08 feet to the Northerly corner of said parcel on the Southwesterly line of Steuart Street; thence along last said line, South 44° 52’ 05” East 46.40 feet to a line that is at right angles to said Southwesterly street line and passes through the point of commencement; thence along last said line, South 45° 07’ 55” West, 52.49 feet to the point of commencement.

Excepting therefrom all that portion of the access easement reserved in the deed recorded October 1, 1955 in Volume 6714, at Page 524, of Official Records of the City and County of San Francisco, lying Northwesterly of the course described above as “S. 45° 07’ 55” W., 52,49 feet”.

EXHIBIT B

WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

(Space above this line is for recorder’s use)

(Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this Grant Deed in accordance with the provisions of Section 11932 of the California Revenue and Taxation Code)

GRANT DEED

FOR VALUE RECEIVED, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Massachusetts (“Grantor”), hereby grants to KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company (“Grantee”), that certain real property (the “Property”) situated in the City of San Francisco, County of San Francisco, State of California, described in Exhibit A attached hereto and incorporated by reference, together with all easements, hereditaments and appurtenances thereto and all improvements situated thereon.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO: (a) all record encumbrances, easements, covenants, conditions and restrictions; (b) all matters which would be revealed or disclosed in an accurate survey of the Property; and (c) liens for taxes on real property not yet delinquent, and liens for any general or special assessments of record against the Property not yet delinquent.

IN WITNESS WHEREOF, the undersigned Grantor has executed this Grant Deed as of                     ,         .

EXHIBIT B

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Cornerstone Real Estate Advisers, LLC, Its Authorized Agent

By:
Printed Name:
Its:

EXHIBIT B

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                                 , before me,                                 , a Notary Public, personally appeared                                  who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

EXHIBIT B

EXHIBIT A TO GRANT DEED

All that certain land situated in the State of California, County of San Francisco, and described as follows:

[LEGAL DESCRIPTION TO BE ADDED]

EXHIBIT B

Document No.:

Date Recorded:                              , 20

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To:	Registrar Recorder
County of San Francisco, California

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(as grantor)

KBSIII 201 SPEAR STREET, LLC,

a Delaware limited liability company

(as grantee)

Property described in the accompanying document is located in

(    ) unincorporated area of the County of

(X) City of San Francisco.

The amount of tax due on the accompanying document is $                    .

X	Computed on full value of property conveyed, or
Computed on full value less liens and encumbrances remaining at time of sale.

By:
Name:
Title:

EXHIBIT B

EXHIBIT C

BILL OF SALE, ASSIGNMENT AND ASSUMPTION

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made as of the          day of                     , 20     by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Massachusetts (“Assignor”), and KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company (“Assignee”), in connection with the purchase by Assignee from Assignor of certain land and improvements located in the City of San Francisco, California, and more particularly described on Exhibit A, attached hereto (the “Real Property”).

WITNESSETH:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged Assignor hereby agree as follows:

1.          Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

a.        All right, title and interest of Assignor in and to the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Assignor and located in and used in connection with the operation, ownership or management of the Real Property, including, without limitation, those items specifically described on Schedule 1 attached hereto, but specifically excluding any items of personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Leases (as defined below) and further excluding any items of personal property owned by third parties and leased to Assignor (collectively, the “Tangible Personal Property”).

b.        All right, title and interest of Assignor in and to the leases described on Schedule 2 attached hereto (the “ Leases”) of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Leases and not credited or returned to tenants, but subject to all terms conditions, reservations and limitations set forth in the Leases.

c.        To the extent assignable, all right, title and interest of Assignor, if any, in and to all intangible personal property related to the Real Property; all trade names and trademarks associated with the Real Property; the plans and specifications, blueprints, maps and other architectural and engineering drawings for the improvements on the Real Property, if any; warranties, if any; governmental permits, approvals and licenses, if any; and telephone exchange numbers; and any websites and webnames pertaining to the Real Property (collectively, the “Intangible Property”).

EXHIBIT C

d.        All right, title and interest of Assignor, in and to those certain contracts set forth on Schedule 3 attached hereto, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Service Contracts”).

2.        This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions ([as amended,] the “Purchase Agreement”) dated as of                     , between Assignor and Assignee, providing for, among other things, the conveyance of the Tangible Personal Property, the Leases, the Intangible Property and the Service Contracts.

3.        As set forth in Article 12 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE CALIFORNIA UNIFORM COMMERCIAL CODE.

4.        Assignee hereby accepts the assignment of the Tangible Personal Property, the Leases, the Intangible Property and the Service Contracts and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations under the Leases and Service Contracts to the extent accruing and applicable to the period from and after the date hereof.

5.        This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

EXHIBIT C

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

ASSIGNOR: MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Massachusetts

By:	Cornerstone Real Estate Advisers, LLC,
Its Authorized Agent

By:
Printed Name:
Its:

ASSIGNEE: KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XII, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

EXHIBIT C

EXHIBIT A

LEGAL DESCRIPTION

All that certain land situated in the State of California, County of San Francisco, and described as follows:

[TO BE ATTACHED TO FINAL DOCUMENT EXECUTED AT CLOSING]

EXHIBIT C

SCHEDULE 1

TANGIBLE PERSONAL PROPERTY

(See attached)

[TO BE ATTACHED TO FINAL DOCUMENT EXECUTED AT CLOSING]

EXHIBIT C

SCHEDULE 2

LEASES

[TO BE ATTACHED TO FINAL DOCUMENT EXECUTED AT CLOSING]

EXHIBIT C

SCHEDULE 3

SERVICE CONTRACTS

(See Attached)

[TO BE ATTACHED TO FINAL DOCUMENT EXECUTED AT CLOSING – INCLUDE CONSTRUCTION CONTRACTS, IF ANY ASSIGNED PURSUANT TO SECTION 4.8(h)]

EXHIBIT C

EXHIBIT D

TENANT NOTICE LETTER

December     , 2013

[Tenant Name]

[Tenant Address]

Attn:

Re:	Your lease (the “Lease”) of space in the building located at 201 Spear Street, San Francisco, California (the “Building”)

Ladies and Gentlemen:

You are hereby notified that as of the date of this letter the Building has been sold to KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company (“Buyer”). In connection with this sale, your lease and all security deposits thereunder have been assigned and transferred to Buyer, and Buyer has assumed and agreed to perform all of the landlord’s obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date. Accordingly, (a) all of your obligations under the Lease from and after the date of this Tenant Notice Letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (b) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Tenant Notice Letter shall be the binding obligations of Buyer and its successors and assigns.

The address of Buyer for all purposes under the Lease (including the payments of rentals, the recoupment of your security deposit and the giving of any notices provided for in the Lease) is:

Facsimile No.
Telephone No.

All rental payments should be sent to:

Facsimile No.
Telephone No.

EXHIBIT D

Very truly yours,

,
a

By:

[Printed Name and Title]

EXHIBIT D

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

TO:	KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attn: Chris Aust

                                  (“Tenant”) hereby warrants and represents to and agrees for the benefit of CREA-SPEAR STREET TERRACE LLC (“Landlord) and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (an affiliate of Landlord and together with Landlord, the “Landlord Parties”), KBS Capital Advisors LLC, a Delaware limited liability company (“Buyer”) and any lender encumbering Buyer’s interest in the Property (as defined below) (“Lender”) as follows, with the understanding that (i) Buyer is relying on such warranties, representations and agreements as an inducement to purchase the Property (defined below) and (ii) Lender is relying on such warranties, representations and agreements as an inducement to finance Buyer’s purchase of the Property:

1.        Tenant is the tenant under that certain lease (as amended to date, the “Lease”) dated                                  between Landlord (or Landlord’s predecessor-in-interest), as landlord and Tenant, as tenant, covering                      square feet of leasable area (the “Leased Premises”) in the building (the “Building”) located on the property whose address is 201 Spear Street, San Francisco, California (the “Property”).

2.        Attached hereto as Exhibit A is a true, correct and complete copy of the Lease, including all amendments or modifications thereto, if any.

3.        The Lease has not been amended or modified, except set forth in Exhibit A. The Lease is in full force and effect as originally executed, and, to the best of Tenant’s knowledge and belief, neither Landlord nor Tenant is in default in any respect under any terms of the Lease.

4.        The term of the Lease commenced on                                 ,         , and shall expire by its terms on                                 , 20        , unless sooner terminated.

5.        The monthly rental under the Lease is $                    , and the monthly rental has not been paid by Tenant to Landlord more than thirty (30) days in advance. All rent has been paid through                     , 2013. [Insert for the tenant Toaster Oven] Percentage rent, if applicable, is calculated as follows:

                                                                                                                                                                                                                         . $                                 of percentage rent has already been paid to Landlord for the current Lease year.

EXHIBIT E

6.        Tenant’s prorata share of the entire Property, for purposes of allocating operating expenses and real estate taxes is         %. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):

Increases over base year 20         .

Increases over a stipulated amount per square foot         /sf.

All operating expenses and real estate taxes (net lease).

7.        The amount of the security deposit, if any, is $                 [in cash][in the form of a letter-of-credit]. Apart from this security deposit, Landlord does not hold any advance payment of rents or any other form of rental or security deposit.

8.        All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the Leases Premises have been completed or supplied to the satisfaction of the Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant.

9.        Neither Landlord nor any successor or assign of Landlord owes any amount to Tenant. Tenant has no right to any concession (rental or otherwise) or similar compensation pertaining to the Lease or Leased Premises. Tenant has no offset rights against Landlord.

10.        Tenant has not assigned or entered into a sublease for any portion of the Leased Premises and no person or firm other than the Tenant or its employees is in possession of such Leased Premises or any portion thereof.

11.        Tenant has no option, right of first refusal or otherwise to purchase the Property or any portion thereof or any interest therein and the only interest of the Tenant in the Property is that of a tenant pursuant to the terms of the Lease.

12.        Tenant is not the subject of any bankruptcy, insolvency, debtor’s relief, reorganization, receivership or other similar proceedings.

13.        Tenant has not received notice from any governmental entity or instrumentality indicating that the Leased Premises or the Property violate or fail to comply with any governmental or judicial law, order, rule or regulation.

14.        Tenant hereby ratifies and confirms the Lease and the tenancy created pursuant to the terms thereof, agrees that the Lease is in full force and effect, and, upon consummation of sale and notice thereof, agrees to accept and attorn to Buyer as the landlord thereunder.

15.        The person signing this letter on behalf of Tenant is a duly authorized representative of Tenant.

16.        This Certificate shall inure to the benefit of the Landlord Parties, Buyer and Lender and their respective successors and assigns, and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns.

EXHIBIT E

17.        All guarantors of the Lease are identified below and by their execution below consent to and confirm all obligations under any such guaranty and all covenants and certifications set forth in this Certificate.

18.	Tenant has no rights to (a) expand the Leased Premises, (b) extend the term of the Lease, (c) terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Leased Premises) except for the following:

                                 .

EXECUTED this          day of                         , 2013.

“Tenant”	, a

By:
Name:
Title:

By:
Name:
Title:

“Guarantor”	, a

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

EXHIBIT A TO ESTOPPEL CERTIFICATE

THE LEASE

[FORM – EXHIBIT TO BE PREPARED FOR EACH ESTOPPEL CERTIFICATE]

EXHIBIT E

EXHIBIT F

SCHEDULE OF LEASES AND LICENSES

	TENANT	LEASE DOCUMENTS
1.	Starbucks Corporation Suite 100	Lease dated 10/1/94 First Addendum dated 10/1/94 Second Addendum dated 1/12/95 Third Addendum dated 4/26/95 Fourth Addendum dated 6/11/04 Fifth Addendum dated 6/1/09
2.	Toaster Oven Suite 120	Lease dated 3/10/08 Commencement Letter dated 5/31/08 First Amendment dated 4/30/09 Second Amendment dated 4/5/10 Third Amendment dated 12/1/10 Fourth Amendment dated 3/28/13
3.	SOMA Suite 180	Lease dated 1/14/04 First Amendment dated 3/10/09
4.	1Life Healthcare, Inc. Suite 130	Lease dated 7/15/10 Commencement Letter dated 11/18/10
5.	Fisher, Inc. Suite 220	Lease dated 12/4/09 First Amendment dated 8/29/12
6.	DCI, LLC Suite 250	Lease dated 3/31/04 First Amendment dated 7/30/04 Second Amendment dated 7/31/05 Third Amendment dated 3/16/10
7.	Moov Corporation Suite 300 and Storage Agreement	Lease dated 2/18/13 Storage Agreement dated 3/28/13
8.	CoreLogic Solutions LLC Suite 400	Lease dated 7/25/06 (LeadClick) First Amendment dated 1/20/10
9.	Verizon Suites 500 – 900

Lease dated 2/28/85 (MCI Telecommunications)

Commencement Letter dated 5/14/85

First Amendment dated 8/1/86

Second Amendment dated 2/28/90

Commencement Letter dated 4/18/90

Third Amendment dated 7/31/90

Fourth Amendment dated 5/18/92

Fifth Amendment dated 6/1/94

Commencement Letter dated 11/17/94

Sixth Amendment dated 10/7/03 (MCI Worldcom

Network Services)

Seventh Amendment dated 4/1/07 (MCI

EXHIBIT F

	TENANT	LEASE DOCUMENTS
Communication Services, DBA Verizon Business Services) Side Letter dated 9/7/07 (Tenant renews lease) Eighth Amendment dated 3/7/11 Side Letter dated 3/6/13 (Tenant install interior stairwell
10.	PBC San Francisco Suite 1100	Lease dated 4/30/12 First Amendment dated 8/14/12 License Agreement dated 4/30/12
11.	Red Eagle Ventures, Inc. Suite 1150	Lease dated 4/11/12
12.	Corrum Capital Management Suite 1360	Lease dated 5/28/13
13.	MacFarlane Suite 1400	Lease dated 11/22/05 First Amendment dated 1/9/06 Assignment and Assumption of Leases dated 6/30/07 Second Amendment dated 8/9/07 Third Amendment dated 11/10/08 Fourth Amendment date 5/6/13
14.	Pacific Crest Securities Suite 1500/1350	Lease dated 3/16/11 (Suite 1500) First Amendment dated 9/5/13 (Suite 1350)
15.	Slalom Consulting Suite 1550	Lease dated 7/19/07 First Amendment dated 3/24/09 Second Amendment dated 2/13/12 Third Amendment dated 5/20/13
16.	Leerink Swann Suite 1620	Lease dated 1/11/08 First Amendment dated 3/5/10
17.	Groundwork Open Source, Inc. Suite 1650	Lease dated 8/20/12
18.	Targus Suite 1700	Lease dated 5/24/12
19.	Cooley Manion Jones Suite 1800	Lease dated 2/11/10 First Amendment dated 5/20/10 Sublease dated 12/3/12 (Landsmith) Consent to Sublease dated 11/28/12
20.	AT&T Antenna License

License Agreement dated 10/1/97

Commencement Letter dated 10/22/97

First Amendment dated 10/30/99

Second Amendment dated 7/15/02

Third Amendment dated 1/20/04

Fourth Amendment dated 12/1/06

Fifth Amendment dated 6/14/12

Sixth Amendment dated 4/15/13

EXHIBIT F

	TENANT	LEASE DOCUMENTS
21.	MetroPCS Antenna License	License Agreement dated 1/31/02 First Amendment dated 9/22/06 Second Amendment dated 2012 (not executed)
22.	GTE Mobilnet Antenna License	License Agreement dated 6/20/11 First Amendment dated 8/1/12 Second Amendment dated 7/10/13
23.	Corrum Antenna License	License Agreement dated 6/1/13

EXHIBIT F

EXHIBIT G

SCHEDULE OF SERVICE CONTRACTS

Service	Vendor	Initial Contract Date
Janitorial	Metro Services, Inc.	May 12, 2009
Window Washing	Lewis & Taylor	March 24, 2009
Rig Inspection	SITCO	March 24, 2009
Janitorial Supplies	Waxie	No Contract
Engineering	Able	November 15, 1999
EMS	Siemens	December 6, 2011
Elevators	Vintage Elevator	October 4, 1988
Pest Control	Crane	November 16, 1999
Laundry	Cintas	November 7, 2012
Landscaping (exterior)	SF Plant	March 6, 2000
Landscaping (interior)	SF Plant	March 6, 2000
Security	Universal Protection Services	May 1, 2013
Fire/Life Safety Test	BilCor	March 28, 2013
Fire Alarm Monitor	Simplex	March 4, 2013
Tank Monitor	Accutite	No Contract
Roof Maintenance	Western Roofing	December 5, 2007

EXHIBIT G

EXHIBIT H

LEASING COSTS

201 Spear Seller Credit Schedule

Assumed Start Date of 12/1/2013

Tenant	Suite	RSF	Credit Type	Start Date	End Date	Monthly Rent ($/mo) or TI / LC ($ PSF)	Total Credit	Notes
Toaster Oven	120	2,350	Rent Reduction	4/1/2013	3/31/2014	$1,504	$6,017	Tenant has signed an agreement to pay a reduced rent of $3,000 / mo through March 2014.
MacFarlane Partners	1400	13,723	Outstanding TI’s	TBD	5/31/2014	$27	$370,521	Construction must commence by 12/31/2013 and be finished by 5/31/2014.
Pacific Crest	1300	5,693	Outstanding TI’s	10/23/2013	11/30/2013	$45	$256,100	Relocation from 15th floor construction allowance.
Slalom	1550	6,578	Reimbursement Abatement	9/1/2012	12/31/2013	$0	$0	Abated reimbursements through 12/2013, but BY is 2013 regardless. Doesn’t hit ARGUS.
Cooley Manion	1800	10,907	Rent Abatement	4/1/2014	4/30/2014	$39,260	$39,260	Tenant was granted free rent for several April months during the term.
Pacific Crest Securities	1350	5,693	Leasing Commission	N/A	N/A	N/A	$72,887.38	N/A
					Total Seller Credits		$744,785.38

NOTE: The credit amounts stated in this schedule assume a Closing Date of December 1, 2013. In the event the actual Closing Date is other than December 1, 2013, the actual credit amounts due to Buyer for Leasing Costs shall be prorated accordingly.

EXHIBIT H

EXHIBIT I

FORM OF CONTRACTOR’S CERTIFICATE

CONTRACTOR’S CERTIFICATE

The undersigned,                      (“Contractor”), is a party to that certain [Construction Contract] dated                      (the “Construction Contract”), by and between Contractor and Wilson Meany (“Wilson Meany”), the agent for CREA Spear Street Terrace LLC and Massachusetts Mutual Life Insurance Company (“Seller”), in connection with work to be performed at that certain real property commonly known as 201 Spear Street, San Francisco, California (the “Property”). Wilson Meany has advised Contractor that Seller intends to sell the Property to KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company (“Buyer”), and in connection with such the sale of the Property to Buyer, Seller and Wilson Meany intend to transfer and assign to Buyer the Construction Contract, and Buyer shall assume, all rights and obligations thereunder. In connection with the Sale of the Property to Buyer, Wilson Meany’s assignment, and Purchaser’s assumption of the Construction Contract, Contractor consents to the assignment of the Construction Contract and certifies and represents the following as of                          (the “Effective Date”):

1. The Contractor consents to the assignment of the Construction Contract (and all warranties arising out of the Construction Contract) to Buyer based on Contractor’s understanding that, upon the assignment by Seller to Buyer of Seller’s interest under the Construction Contract, Buyer shall have the right to enforce all of the terms and conditions of the Construction Contract and all warranties thereunder and Buyer shall have all responsibilities and liabilities of the “Owner” under the Construction Contract, including payment of all amounts due and owing to Contractor for work performed pursuant thereto.

2. As of the Effective Date:

(a) the total amount payable under the Construction Contract (including any amounts already paid), including all change orders (“Change Orders”) and/or claims for additional costs or extension of time submitted by the Contractor (“Claims”) is $                        ,

(b) to date, Seller has paid to Contractor a total amount of $                        . As of the date hereof, the amount of $                         remains due and payable under the Contract.

3. Attached hereto at Exhibit A is a true, correct and complete copy of the Construction Contract, and the same has not been amended or modified. There are no Change Orders to the Construction Contract or Claims except as attached in Exhibit A attached hereto.

[SIGNATURES ON NEXT PAGE]

EXHIBIT I

Executed as of                     , 20    .

CONTRACTOR:

, a

By:
Name:
Its:

EXHIBIT I

JOINDER

The undersigned acknowledges receipt of a copy of the Contractor’s Certificate to which this Joinder is attached, and, except as set forth below, acknowledges and agrees that, from and after the Effective Date, the undersigned shall have no further rights under the Construction Contract; provided, however, the undersigned reserves and retains (i) all of its rights under the Construction Contract with respect to any event or matter which occurred or accrued prior to the Effective Date, and (ii) all rights it may have under the Construction Contract for matters which occur or accrue on or after the Effective Date only to the extent necessary to defend itself from any claim with respect thereto. The undersigned recognizes that, as of the Effective Date, the undersigned shall not have the right to amend the Construction Contract or waive Purchaser’s rights under the Construction Contract.

Executed as of                     , 20    .

EXHIBIT I

Exhibit “A”

Construction Contract, Change Orders and Claims

(Attached)

EXHIBIT I

EXHIBIT J

FORM OF PROFORMA TITLE POLICY

[ATTACHED]

EXHIBIT J

If you want information about coverage or need assistance to resolve complaints, please call our toll free number: 1-800-729-1902. If you make a claim under your policy, you must furnish written notice in accordance with Section 3 of the Conditions. Visit our World-Wide Web site at http://www stewart.com. ALTA Owner’s Policy (6/17/06)

PROFORMA OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

STEWART TITLE GUARANTY COMPANY

Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE 8 AND THE CONDITIONS, STEWART TITLE GUARANTY COMPANY, a Texas corporation, (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.
4.	No right of access to and from the Land.
5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

Countersigned by:

/s/ Matt Morris

/s/ Initials	Matt Morris
Authorized Countersignature	President and CEO
Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108
(619) 692-1600	/s/ Denise Carraux
Agent ID:	Denise Carraux
secretary

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to Insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

Copyright 2006-2009 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
Page 1 of Policy Serial No.: PROFORMA

COVERED RISKS (Continued)

9.	Title being vested other than as stated in Schedule A or being defective
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely; or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter Included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the ·Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other Instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8{b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.
(d)	“Insured”: The Insured named in Schedule A.
(i)	the term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured.
(2)	if the grantee wholly owns the named Insured.
(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the
Insured named in Schedule A for estate planning purposes.
(ii)	with regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is Insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

Copyright 2006-2009 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
Page 2 of Policy Serial No.: PROFORMA

CONDITIONS (Continued)

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured , but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest In the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, Is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS
(a)

Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)

The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and It expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense. shall give the

Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, a-mails. disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, In writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, It Is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)

To Pay or Tender Payment of the Amount of Insurance. To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(I)

to pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)

to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

Copyright 2006-2009 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
Page 3 of Policy Serial No.: PROFORMA

CONDITIONS (Continued)

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY
(a)

If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured .

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as Insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy. or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction .

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at Claims Department at P.O. Box 2029, Houston, TX 77252-2029.

Copyright 2006-2009 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
Page 4 of Policy Serial No.: PROFORMA

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are performed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

Revision Number: 2

SCHEDULE A

Name and Address of	Stewart Title Guaranty Company
Title Insurance Company:	P.O. Box 2029, Houston, TX 77252

File No.: 01180-66410B	Policy No.: PROFORMA

Address Reference: 201 Spear Street, San Francisco, CA
(For Company Reference Purposes Only)

Amount of Insurance: $121,000,000.00	Premium: TBD

Date of Policy: “date and time of recording of deed”

1. Name	of Insured:

     KBSIII 201 Spear Street, LLC

2.	The estate or interest in the Land that is insured by this policy is:

    A fee as to Parcel(s) One. An easement more particularly described below as to Parcel(s) Two and Three.

3.	Title is vested in:

    KBSIII 201 Spear Street, LLC

    Note:

This is a pro-forma policy, furnished to or on behalf of the party to be insured. It does not reflect the present status of title and is not a commitment to insure the estate or interest as shown herein, nor does it evidence the willingness of the company to provide any affirmative coverage shown herein. Any such commitment must be an express, written undertaking on appropriate forms of the company.

4.	The land referred to in this policy is described as follows:

SEE EXHIBIT “A” ATTACHED HERETO

Copyright 2006-2009 American Land Title Association. All rights reserved.	Page1 of 2	STEWART TITLE GUARANTY COMPANY
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
STG ALTA Owner’s Policy Sch A PROFORMA

EXHIBIT “A”

LEGAL DESCRIPTION

The Land referred to herein is situated in the State of California, County of San Francisco, City of San Francisco, and described as follows:

Parcel One:

Beginning at a point on the Southeasterly line of Howard Street, distant thereon South 45° 07’ 55” West, 156.083 feet from the point of intersection of the Southeasterly line of Steuart Street and the Southeasterly line of Howard Street; running thence South 45° 07’ 55” West, 118.917 feet to the Northeasterly line of Spear Street, thence along said line of Spear Street, South 44° 52’ 05” East, 292.278 feet; thence from a tangent that bears North 21° 24’ 41” West along a curve to the left with a radius of 958 feet, central angle of 17° 39’ 17”, an arc distance of 295.191 feet; thence South 45° 07’ 55” West 128.941 feet; thence North 44° 52’ 05” East, 134.03 feet to the point of beginning.

A portion of said description also being Lot No. 30, as shown on Parcel Map recorded December 23, 1981 in Book 22 of Parcel Maps, at Page 61, in the office of the County Recorder of the City and County of San Francisco, California.

Parcel Two:

Easement of ground level only for vehicular and pedestrian access in and to Steuart Street, as set forth in that certain Grant Deed recorded in Book 6714, Page 524 of Official Records of the City and County of San Francisco, and excepting therefrom that portion of said easement lying northwesterly of a line described in that certain Quitclaim Deed recorded in Book D538, Page 1661 of Official Records of the City and County of San Francisco

Parcel Three:

Easement of ground level only for vehicular and pedestrian access in and to Steuart Street, as set forth in that certain Director’s Deed recorded in Book D538, Page 1666 of Official Records of the City and County of San Francisco.

Copyright 2006-2009 American Land Title Association. All rights reserved.	Page 2 of 2	STEWART TITLE GUARANTY COMPANY
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
STG ALTA Owner’s Policy Sch A PROFORMA

SCHEDULE B
File No.: 01180-66410B	Policy No.: PROFORMA

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) that arise by reason of:

Taxes:

A.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes, to be levied for the fiscal year 2013 - 2014.

B.	The herein described property lies within the boundaries of a Mello-Roos Community Facilities District (“CFD”), as follows:

	CFD No.	: 90-1
	For	: School Facility Repair and Maintenance

This property, along with all other parcels in the CFD, is liable for an annual Special Tax. This Special Tax is included with and payable with the general property taxes of the City and County of San Francisco. The tax may not be prepaid.

Further information may be obtained by contacting:

San Francisco Unified School District Office of the Superintendent for Business 135 Van Ness Avenue San Francisco, CA 94102

Said amounts are collected with the annual property tax bill.

Exceptions:

1.	Intentionally deleted.

2.	An easement for overhanging architectural encroachments and rights incidental thereto as reserved in a document reserved by One Market Plaza, a Partnership, recorded December 23, 1981 as Instrument No. 158374, in Book D328, Page 844 of Official Records, which affects portion of said land as shown on Parcel Map recorded December 23, 1981, in Book 22 of Parcel Maps, at Page 61 as such easements are as depicted on the ALTA/ ACSM Survey prepared by Republic National Land Surveyors, as Job Number 130933 and last revised October 21, 2013 (The “Survey”).

3.	The provisions of paragraphs 1, 2, 4, 7, 8, 9, 10 & 11 under the caption “Transportation” Commencing on page 10 of that certain Resolution No. 9449 by the City Planning Commission dated July 15, 1982 as amended November 30, 1982, which Resolution was disclosed by that certain Notice of Resolution recorded January 11, 1983 in Book D476 Page 1167, of Official Records.

4.	Notice of Restrictions and the terms and conditions thereof

	By	201 Spear Street Association
	Recorded	September 22, 1983, in Book D580 Page 1324,
of Official Records

Copyright 2006-2009 American Land Title Association. All rights reserved.	Page 1of 2	STEWART TITLE GUARANTY COMPANY
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
STG ALTA Owner’s Policy Sch B PROFORMA SCE

SCHEDULE B

5.	The effect of an instrument granting revocable permission to occupy portions of the subsidewalk areas with tree irrigation pipes; to construct combined curb and gutter, special sidewalk pavement, catchbasin, V .C.P. culvert and reset one catchbasin, install metal tree guards with cast iron tree gates and frames in oversize tree wells at Spear and Howard Streets, fronting 201 Spear Street

	Executed by	Department of Public works
	Recorded	May 8, 1985 in Book D835 Page 1022, of Official Records

6.	Rights of tenants in possession, as tenants only, under unrecorded leases as shown on the attached rent roll, which rights do not include any rights of first refusal or options to purchase all or any portion of the insured land.

Note:

This is a pro-forma policy, furnished to or on behalf of the party to be insured. It does not reflect the present status of title and is not a commitment to insure the estate or interest as shown herein, nor does it evidence the willingness of the company to provide any affirmative coverage shown herein. Any such commitment must be an express, written undertaking on appropriate forms of the company.

Copyright 2006-2009 American Land Title Association. All rights reserved.	Page 2 of 2	STEWART TITLE GUARANTY COMPANY
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
STG ALTA Owner’s Policy Sch B PROFORMA SCE

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ALTA 28.1-06 ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B

1. The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2. For purposes of this endorsement only, “Improvement” means an existing building, located on either the Land or adjoining land at Date of Policy and that by law constitutes real property.

3. The Company insures against loss or damage sustained by the Insured by reason of:

a. An encroachment of any Improvement located on the Land onto adjoining land or onto that portion of the Land subject to an easement, unless an exception in Schedule B of the policy identifies the encroachment;

b. An encroachment of any Improvement located on adjoining land onto the Land at Date of Policy, unless an exception in Schedule B of the policy identifies the encroachment;

c. Enforced removal of any Improvement located on the Land as a result of an encroachment by the Improvement onto any portion of the Land subject to any easement, in the event that the owners of the easement shall, for the purpose of exercising the right of use or maintenance of the easement, compel removal or relocation of the encroaching Improvement; or

d. Enforced removal of any Improvement located on the Land that encroaches onto adjoining land.

4. This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from the encroachments listed as Exceptions                          of Schedule B. ALTA 28.1-06ALTA 28.1-06

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Initials
Authorized Countersignature

Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400

File No. 01180-66410B	Page 1 of 2

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

San Diego, CA 92108
Agent ID:
/s/ Matt Morris
Matt Morris
President and CEO
/s/ Denise Carraux
Denise Carraux
Secretary

Endorsement	PROFORMA
Serial No.

File No. 01180-66410B	Page 2 of 2

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed Insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

CLTA FORM 103.7-06 ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B

The Company insures against loss or damage sustained by the Insured if, at Date of Policy: (i) the Land does not abut and have both actual vehicular and pedestrian access to and from Spear Street (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials	Matt Morris
Authorized Countersignature	President and CEO

Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108	/s/ Denise Carraux
Agent ID:	Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

File No.01180-66410B	Page 1 of 1

ALTA Endorsement 17.1-06 (Indirect Access and Entry) PROFORMA

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B	Premium:

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the easement identified as Parcel (s) 2 & 3 in Schedule A (the “Easement”) does not provide that portion of the Land identified as Parcel 1 in Schedule A both actual vehicular and pedestrian access to and from Steuart Street (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Easement.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials	Matt Morris
Authorized Countersignature	President and CEO

Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108	/s/ Denise Carraux
Agent ID:	Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

Copyright 2006-2009 American Land Title Association. All rights reserved.	Page1 of 1
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
ALTA Endorsement 17.1-06 (Indirect Access and Entry) (6/17/06) PROFORMA

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed Insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ALTA 9.9-06 ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B

1. The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2. For the purposes of this endorsement only:

a. “Covenant” means a covenant, condition, limitation or restriction in a document or instrument recorded in the Public Records at Date of Policy.

b. “Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3. The Company insures against loss or damage sustained by the Insured under this Owner’s Policy if enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy causes a loss of the Insured’s Title.

4. This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a. any Covenant contained in an instrument creating a lease;

b. any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;

c. any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances; or

d. any Private Right in an instrument identified in Exception(s)              in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Initials
Authorized Countersignature

Stewart Title of California, lnc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108

File No. 01180-66410B	Page 1 of 2

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

Agent ID:

/s/ Matt Morris
Matt Morris
President and CEO
/s/ Denise Carraux
Denise Carraux
Secretary
Endorsement	PROFORMA
Serial No.

File No. 01180-66410B	Page 2 of 2

ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) PROFORMA

Revised 2-3-11

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No .: 01180-66410B	Premium:

1.	Covenants, Conditions, or Restrictions.

a.	The Company insures against loss or damage sustained by the Insured by reason of the existence, at Date of Policy, of:

i.

Any present violations on the Land of any enforceable covenants, conditions, or restrictions unless the exceptions in Schedule B of the policy identify the document or instrument containing the covenants, conditions, or restrictions, and, in addition, specifically identify the violations;

ii.

Any existing improvements on the Land that violate any building setback lines shown on a plat of subdivision recorded or filed in the Public Records, or after Date of Policy, any final court order or judgment that denies the right to maintain any existing improvement on the Land because of a violation of covenants, conditions, or restrictions, or building setback lines shown on a plat of subdivision recorded or filed in the Public Records unless the exceptions in Schedule B of the policy identify the plat, document or instrument and, in addition, specifically Identify the violations;

iii.	Any instrument affecting the Title that contains covenants, conditions, or restrictions on the Land that, in addition:

(1)	establishes an easement on the Land,

(2)	provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant, or

(3)	provides a right of reentry, possibility of reverter, or right of forfeiture because of violations on the Land of any enforceable covenants, conditions, or restrictions,

unless the exceptions in Schedule B of the policy identify the document or instrument containing the covenants, conditions, or restrictions, and, in addition, state that the document or instrument includes the provision that establishes (1) the easement on the Land, (2) the option to purchase, right of first refusal, or the prior approval of a future purchaser or occupant or (3) the right of reentry, possibility of reverter, or right of forfeiture, that caused the loss; or

iv.

Any notice in the Public Records of a violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records unless the exceptions in Schedule B of the policy identify the document or instrument containing the covenants, conditions, or restrictions, and, in addition, specifically identify the notice of the violation of the covenants, conditions, or restrictions relating to environmental protection that caused the loss.

b.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

i.	any covenants, conditions, restrictions or limitations contained in an instrument creating a lease;

ii.	any covenants, conditions, or restrictions relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

Copyright 2006-2011 American Land Title Association. All rights reserved.	Page1 of 4
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) Revised 2-3-11 PROFORMA

ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) PROFORMA

Revised 2-3-11

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

iii.

except as used in Paragraph 1.a.lv., any covenants, conditions, or restrictions pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

Copyright 2006-2011 American Land Title Association. All rights reserved.	Page 2 of 4
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.
File No. 01180-66410B
ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) Revised 2-3-11 PROFORMA

ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) PROFORMA

Revised 2-3-11

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

2.	Encroachments and Minerals and Other Subsurface Substances.

a.	The Company insures against loss or damage sustained by the Insured by reason of:

i.	Any encroachment of existing improvements located on the Land:

(1)	onto adjoining land, or any encroachment onto the Land of existing improvements located on adjoining land; or

(2)	onto that portion of the Land subject to any easement excepted in Schedule B,

unless the exceptions in Schedule B of the policy specifically identify the encroachment.

ii.	Any final court order or judgment requiring the removal from any land adjoining the Land of any encroachment, other than fences, landscaping, or driveways, excepted in Schedule B.

iii.	Damage to existing buildings:

(1)

That are located on or encroach upon that portion of the Land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

(2)

Resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

b.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from contamination, explosion, fire or subsidence.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials	Matt Morris
Authorized Countersignature	President and CEO
Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108	/s/ Denise Carraux
Agent ID:	Denise Carraux
Secretary

Endorsement	PROFORMA
Serial No.

Copyright 2006-2011 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.	Page 3 of 4
File No. 01180-66410B
ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) Revised 2-3-11 PROFORMA

ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) PROFORMA Revised 2-3-11

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

Copyright 2006-2011 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Land Title Association.	Page 4 of 4
File No. 01180-66410B
ALTA Endorsement 9.2-06 (Restrictions, Encroachments, Minerals - Owner’s Policy - Improved Land) Revised 2-3-11 PROFORMA

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ALTA 35-06 ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B

1. The insurance provided by this endorsement is subject to the exclusion in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2. For purposes of this endorsement only, “Improvement” means a building on the Land at Date of Policy.

3. The Company insures against loss or damage sustained by the Insured by reason of the enforced removal or alteration of any Improvement resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

4. This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a. contamination, explosion, fire, vibration, fracturing, earthquake or subsidence; [or]

b. negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substances; or

c. the exercise of the rights described in

Instructional note: identify the interest excepted from the description of the Land in Schedule A or excepted in Schedule B that you intend to exclude from this coverage.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:   PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Initials
Authorized Countersignature

Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108
Agent ID:

File No. 01180-66410B	Page 1 of 2

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

/s/ Matt Morris
Matt Morris
President and CEO
/s/ Denise Carraux
Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

File No. 01180-66410B	Page 2 of 2

CLTA Form 123.2-06 (10-22-09)	Zoning, Completed Structure
ALTA Endorsement Form 3.1-06
ALTA Owner or Lender

ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B	Charge: PROFORMA

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone C-3-0 (SD) within the 200-S Height and Bulk District;
b.	the following use or uses are not allowed under that classification:

Office, Retail Sales (Restaurant), Dry-Cleaning Establishment, Parking Garage and Parking Lot
c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.
2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction
a.	prohibiting the use of the Land, with any existing structure, as insured in paragraph 1.b.; or
b.	requiring the removal or alteration of the structure on the basis that, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
i.	Area, width, or depth of the Land as a building site for the structure
ii.	Floor space area of the structure
iii.	Setback of the structure from the property lines of the Land
iv.	Height of the structure, or
v.	Number of parking spaces.
3.	There shall be no liability under this endorsement based on
a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date: PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials	Matt Morris
Authorized Countersignature	President and CEO

Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108	/s/ Denise Carraux
Agent ID:	Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

File No. 01180-66410B	Page 1 of 1
STG CLTA Form 123.2-06 (10-22-09) Zoning, Completed Structure
ALTA Owner or Lender

CLTA Form 116.1-06 (10-16-08)	Same as Survey
ALTA Endorsement Form 25-06
ALTA Owner or Lender

ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No .: 01180-66410B	Charge: PROFORMA

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Republic National Land Surveyors dated October 21, 2013, and designated Job No. 130933.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:  PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials	Matt Morris
Authorized Countersignature	President and CEO
Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108	/s/ Denise Carraux
Agent ID:	Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

File No. 01180-66410B	Page 1 of 1
STG CLTA Form 116.1-06 (10-16-08) Same as Survey
ALTA Owner or Lender

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

CLTA 116.4-06 ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B

The Company insures against loss or damage sustained by the insured by reason of:

(1)	the failure of Parcels 1, 2 and 3 in Schedule A to be contiguous to each other along their common boundary lines or

(2)	the presence of any gaps, strips or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:   PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials		Matt Morris
Authorized Countersignature		President and CEO
Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108		/s/ Denise Carraux
Agent ID:		Denise Carraux
Secretary

Endorsement	PROFORMA
Serial No.

File No. 01180-66410B	Page 1 of 1

CLTA Form 116-06 (Rev.03-09-07) Designation of Improvements, Address PROFORMA

ALTA Lender

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ENDORSEMENT

Attached to Policy No. PROFORMA

Issued by

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B	Charge: PROFORMA

The Company insures against loss or damage sustained by reason of the failure of (i) a Office Building known as 201 Spear Street, San Francisco, CA, to be located on the Land at Date of Policy, or (ii) the map attached to this policy to correctly show the location and dimensions of the Land according to the Public Records

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:   PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials		Matt Morris
Authorized Countersignature		President and CEO
Stewart Title of California, Inc. 7676 Hazard Center Drive Suite 1400 San Diego, CA 92108 Agent ID:

/s/ Denise Carraux
Denise Carraux
Secretary

Endorsement	PROFORMA
Serial No.

File No. 01180-66410B STG CLTA Form 116-06 (Rev.03-09-07) Designation of Improvements, Address PROFORMA ALTA Lender	Page 1of 1

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

CLTA 116.7 ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B

The Company assures the Insured that the Land described in Schedule A is a lawfully created parcel according to the Subdivision Map Act (Section 66410, Et Seq, of the California Government Code) and local ordinance adopted pursuant thereto.

The Company hereby insures the Insured against loss which the Insured shall sustain in the event that the assurances herein shall prove to be incorrect.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:   PROFORMA

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials		Matt Morris
Authorized Countersignature		President and CEO
Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 92108		/s/ Denise Carraux
Agent ID:		Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

File No. 01180-66410B	Page 1 of 1

ALTA Endorsement 18-06 (Single Tax Parcel) PROFORMA

This is a Pro Forma Policy, which provides no insurance coverage, furnished to or on behalf of the proposed insured. This pro forma does not reflect the present status or condition of title and is not a commitment to insure the estate or interest or to provide any affirmative coverage shown herein. Any commitment must be an expressly written undertaking issued on the appropriate forms of the Company. This Pro Forma Policy solely indicates the form and content of the Policy which the Company may issue if all necessary documents are furnished, all acts are preformed, and all requirements set forth in the title commitment covering this property (or that may be required by underwriting) are met to the satisfaction of the Company.

ENDORSEMENT

ATTACHED TO POLICY NUMBER PROFORMA

ISSUED BY

STEWART TITLE GUARANTY COMPANY

File No.: 01180-66410B	Premium:

The Company insures against loss or damage sustained by the Insured by reason of the Land being taxed as part of a larger parcel of land or failing to constitute a separate tax parcel for real estate taxes.

Parcel No.: 25-3741-032-01

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Signed under seal for the Company, but this endorsement is to be valid only when it bears an authorized countersignature.

Countersigned by:

/s/ Matt Morris
/s/ Initials		Matt Morris
Authorized Countersignature		President and CEO
Stewart Title of California, Inc.
7676 Hazard Center Drive Suite 1400
San Diego, CA 9210B		/s/ Denise Carraux
Agent ID:		Denise Carraux
Secretary

Endorsement
Serial No.	PROFORMA

Copyright 2006-2009 American Land Title Association. All rights reserved.
The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use.
All other uses are prohibited. Reprinted under license from the American Lend Title Association.
File No. 01180-66410B	Page 1 of 1
ALTA Endorsement 18-06 (Single Tax Parcel) (6/17/06) PROFORMA O